UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CONMED CORPORATION
(Name of Registrant as Specified In Its Charter)

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CONMED CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held at the offices of the Company at 525 French Road, Utica, New York on Thursday, May 28, 2015 at 2:30 p.m. (New York time), for the following purposes:

(1)	To elect seven directors to serve on the Company’s Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3)	To hold an advisory vote on named executive officer compensation;

(4)	To approve the Amended and Restated 2015 Long-Term Incentive Plan; and

(5)	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The shareholders of record at the close of business on April 9, 2015, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Even if you plan to attend the Annual Meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,
/s/ Heather L. Cohen
Heather L. Cohen Secretary

April 17, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2015

The Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2014 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.edocumentview.com/CNMD.

CONMED CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 28, 2015

The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 28, 2015 at 2:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment or postponement thereof (the “Annual Meeting”). The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company’s Annual Report on Form 10-K are being mailed on or about April 17, 2015, to all shareholders of record on April 9, 2015, which is the record date for the Annual Meeting. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”), represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by executing and delivering a later-dated proxy, by delivering a written notice to the Secretary of the Company or by attending the meeting and voting in person.

The persons named as proxies are Curt R. Hartman and Daniel S. Jonas, who are, respectively, the President and Chief Executive Officer and the Executive Vice President, Legal Affairs & General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of the solicitation of proxies on the Company’s behalf, will be borne by the Company. In addition to the solicitation of proxies on behalf of the Company by use of the mail, directors, officers and employees of the Company and its subsidiaries may solicit proxies for no additional compensation by telephone, telegram, e-mail or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

Votes at the Annual Meeting will be tabulated by a representative of Computershare, which has been appointed by the Company’s Board of Directors to serve as inspector of election.

VOTING RIGHTS

The holders of record of the 27,594,686 shares of Common Stock outstanding on April 9, 2015 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Abstentions and “broker non-votes,” as further described below, will be counted for purposes of determining whether there is a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal (1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company (subject to the Company’s majority voting principles described below on page 2 under the heading (Proposal One: Election of Directors). Votes against, and votes withheld in respect of, a candidate have no legal effect, except in the case of votes withheld to the extent they revoke earlier dated proxy cards. Proposals (2) and (4) require the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders. Proposal (3) requires the favorable vote of a majority of the votes cast at the meeting required for approval, on an advisory basis.

When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted “for all” portions of Proposal (1), “for” all portions of Proposals (2) (3) and (4) and in the proxies’ discretion on any other matters coming before the meeting.

Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposals (1), (3) and (4) are considered “non-discretionary” items and shareholders who do not submit any voting instructions to their brokerage firm will not have their shares counted in determining the outcome of these proposals at the Annual Meeting. This is known as a “broker non-vote.” The broker non-votes will be treated in the same manner as votes present. Proposal (2) (independent registered public

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accounting firm) will be considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have received proxy materials only from the Company and have not furnished voting instructions within ten days prior to the Annual Meeting.

As of April 9, 2015, the closing price of a share of Common Stock on the NASDAQ Stock Market was $48.96.

PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

There are four proposals expected to be submitted for shareholder approval at the Annual Meeting and one proposal of an advisory nature. The first proposal concerns the election of directors. The second proposal concerns ratifying the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm. The third proposal concerns the advisory vote on executive compensation. The fourth proposal concerns approval of the Amended and Restated 2015 Long-Term Incentive Plan. These proposals are more fully described below.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve on the Company’s Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of all of the nominees listed on the proxy card. Each director nominee listed below has consented to being named in this proxy statement and has agreed to serve if elected. The Company has no reason to believe that any Board-nominated director nominee will be unavailable or will decline to serve. However, in the event that any nominee named in this proxy statement is unable to serve or for good cause will not serve, the shares represented by proxies will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board of Directors may recommend, to the extent this is not prohibited by the Company’s by-laws and applicable law. The seven director nominees who receive the greatest number of votes “for” at the meeting will be elected to the Board of Directors of the Company, subject to the majority voting standard adopted by the Board of Directors and reflected in the Corporate Governance Principles, as described below. Votes against, and votes withheld in respect of, a candidate will have no effect on the outcome of the election of directors, except in the case of votes withheld to the extent they revoke earlier dated proxy cards. Shareholders are not entitled to cumulative voting rights.

Notwithstanding the plurality voting standard for election of directors, under Section IV of our Corporate Governance Principles, if the election of directors is uncontested, a director nominee who does not receive the vote of at least the majority of the votes cast with respect to such director’s election or re-election is expected to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee will recommend to the Board whether to accept or to reject the tendered resignation within 90 days after the certification of the election results. The Board will act on the resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and will publicly disclose the decision and the rationale behind it. If the Board does not accept the director nominee’s resignation, the director will continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the director nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to our Certificate of Incorporation, by-laws and applicable corporate law.

The Board of Directors presently consists of eight directors. Stephen M. Mandia, a current Director of the Company, has chosen not to stand for re-election. Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors. The Company has a policy under which non-executive directors are expected to offer not to stand for reelection upon having completed 15 years of service as a director. For directors who have completed 15 years of service as a director during their terms, the expectation is that they will offer not to stand for reelection but will complete their terms. Notwithstanding the foregoing, the expected retirement can be waived if the Corporate Governance and Nominating Committee determines that there is good cause for such a waiver and that a waiver would be in the best interests of the Company. Executive directors are not subject to the 15-year tenure limit.

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The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Name	Age	Served As Director Since	Principal Occupation or Position with the Company
Brian P. Concannon	57	2013	President and Chief Executive Officer of Haemonetics Corporation (NYSE: HAE); Director of the Company. As noted below, the Board of Directors has determined that Mr. Concannon is independent.
Charles M. Farkas	63	2014	Senior Partner at Bain & Company; Director of the Company. As noted below, the Board of Directors has determined that Mr. Farkas is independent.
Jo Ann Golden	67	2003	Certified Public Accountant, Director of the Company; Director of the Bank of Utica, former partner of Dermody, Burke and Brown, CPAs, LLC. As noted below, the Board of Directors has determined that Ms. Golden is independent, and is an audit committee financial expert.
Curt R. Hartman	51	2014	President & Chief Executive Officer of the Company; Director of the Company; former Interim Chief Executive Officer and Vice President, Chief Financial Officer of Stryker.
Dirk M. Kuyper	57	2013	Owner and CEO of Precision Machinests Company, Inc.; former President and CEO of Illuminoss Medical; former President and CEO of Alphatec Spine (NASDAQ: ATEC); Director of the Company. As noted below, the Board of Directors has determined that Mr. Kuyper is independent.
Jerome J. Lande	39	2014	Managing Partner of Coppersmith Capital; formerly a Partner at MCM Capital Management; Director of the Company. As noted below, the Board of Directors has determined that Mr. Lande is independent.
Mark E. Tryniski	53	2007	President and Chief Executive Officer of Community Bank System, Inc. (NYSE: CBU); former partner of PricewaterhouseCoopers LLP; Chairman of the Board of the Company and previous Lead Independent Director; Director of New York Bankers Association; and Director of the New York Business Development Corporation. As noted below, the Board of Directors has determined that Mr. Tryniski is independent, and is an audit committee financial expert.

More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters – Directors, Executive Officers and Nominees for the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR ALL” for this proposal.

PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Company has been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as our independent registered public accounting firm for 2015, subject to shareholder ratification.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015. Neither our certificate of

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incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company for 2015.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board requests your advisory vote on named executive officer compensation.

The Compensation Discussion and Analysis (“CD&A”) beginning on page 23 describes the Company’s compensation philosophy and pay practices relative to the Named Executive Officers (“NEOs”). As described in the CD&A, compensation paid to the NEOs is heavily influenced by the Company’s financial performance, balancing the incentives to drive short-term and long-term goals. Further, the Compensation Committee and the Board of Directors believe that the Company’s compensation policies, procedures and philosophy serve to attract, retain, and motivate the NEOs to achieve value for our shareholders.

The Board encourages shareholders to read the CD&A for a more complete description of the Company’s executive compensation policies and practices, as well as the Summary Compensation Table and other related compensation tables and narratives. The Compensation Committee and the Board of Directors believe the Company’s policies and procedures are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Accordingly, we are asking shareholders to approve the following non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors will review the voting results when evaluating our executive compensation programs.

The Company’s current policy is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of the NEOs each year at the annual meeting of shareholders. The next advisory vote on the compensation of our NEOs will occur at the Company’s 2016 annual meeting of shareholders.

The Board of Directors unanimously recommends a vote “FOR” this advisory resolution.

PROPOSAL FOUR: AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

On February 25, 2015, upon the recommendation of the Compensation Committee, our Board of Directors unanimously approved the Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”), subject to approval by our shareholders. The Plan was adopted in order to ensure that there will be sufficient shares available for the grant of equity awards, and to reflect changes to the Company’s equity grant practices. The Plan will be applicable only to awards granted on or after the date the Plan is approved by our shareholders (the “Effective Date”). The Plan revises the Company’s Amended and Restated Long-Term Incentive Plan, which was approved by our shareholders on May 21, 2012. Certain significant ways

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in which Plan terms differ from the terms of the Amended and Restated Long-Term Incentive Plan are summarized below, as are certain material terms of the Plan itself. These summaries are qualified in their entireties by reference to the complete text of the Plan, which is attached hereto as Exhibit A.

The Plan provides for the issuance of equity-based awards covering up to an additional 2,000,000 shares of the Company’s common stock, plus 56,913 shares of common stock reserved and available for issuance under the Amended and Restated Long-Term Incentive Plan as of April 9, 2015. In addition, the Plan includes a number of provisions designed to protect shareholder interests and to reflect appropriately our compensation philosophy and developments in our compensation practices in recent years, and include a double-trigger change in control provision; prohibition on dividends or dividend equivalents on unvested awards; and prohibitions against repricing stock options or stock appreciation rights (“SARs”), repurchasing out-of-the-money options or SARs or subjecting stock options or SARs to automatic reload provisions, in each case, without the approval of the Company’s shareholders.

Our Board believes that the additional 2,000,000 shares available for grant under the Plan would provide sufficient shares for equity-based compensation needs of the Company for approximately three to four years following the effective date of the Plan. This estimate is based on our average burn rate over the past three years (less than 1.5%), multiplied by the weighted average shares outstanding for 2014, increased 10% for estimated growth and, based in part on the increased use of performance-based awards (including awards granted in February 2015), adjusted upward to allow for the potential that performance-based awards may be earned at maximum and adjusted downward for forfeitures and other cancellations and, as a result, actual issuances could be materially different from this estimate. The Company’s three-year average annual burn rate for 2014 is below the Institutional Shareholder Services (“ISS”) burn rate threshold of 5.13% applied to our industry.1

Currently, the Amended and Restated Long-Term Incentive Plan is authorized to issue 1,000,000 shares of common stock, of which approximately 57,000 shares remain available for grant. Based on our burn rate discussed below, we estimate that our remaining shares available for grant will be insufficient to sustain our current grant practices after 2015. Therefore, if shareholders do not approve the Plan, our future ability to issue equity-based awards other than cash-settled awards will be limited, and could, among other things:

•	Inhibit alignment with shareholders: As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company awards equity compensation to our named executive officers, as well as other employees, in order to align their interests with those of shareholders, to encourage long-term retention, and to provide a counter-balance to the incentives offered by the Company’s Executive Bonus Plan, which reward the achievement of comparatively short-term performance goals.

•	Impede ability to attract and retain talent: The successful implementation of our business objectives depends largely on our ability to attract, retain and reward talented employees.

•	Increase volatility in reported earnings and compensation expense: Replacing equity-settled awards with cash-settled awards could increase compensation expense and could contribute to volatility in our reported earnings. Under current accounting rules, the charges for cash-settled awards would be based on quarterly fluctuations in our stock price. This would increase the cost of compensation if our stock price appreciates and lead to unpredictable quarterly results.

•	Result in nondeductible equity compensation expense: As discussed on page 34 in the Compensation Discussion and Analysis section of this Proxy Statement, Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly-traded corporation to certain “covered employees” unless the compensation is “performance based,” which includes stock options, SARs and certain other equity awards granted under a shareholder-approved plan. If shareholders do not approve the Plan and we exhaust our existing share reserve, we will not be able to benefit from a tax deduction for certain awards granted to covered employees under the Amended and Restated Long-Term Incentive Plan in the future.

[1]	ISS, 2015 U.S. Proxy Voting Summary Guidelines December 2014: Russell 3000 Burn Rate Table for 2015, Health Care Equipment and Services.

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Burn Rate

The following table sets forth information regarding awards granted and earned, the burn rate for each of the last three fiscal years and the average burn rate over the last three years.

Burn Rate Summary

		FY 2014	FY 2013	FY 2012	Average
A	Stock options and SARs granted(1)	108,725	164,000	159,000	143,908
B	Restricted stock and restricted stock units granted(1)	150,891	146,200	155,400	150,830
C	Performance share units(1)	30,290	64,500	107,500	67,430
D	Net increase in diluted shares due to equity awards(A+B+C)(1)	289,906	374,700	421,900	362,168
E	Weighted average shares outstanding	27,769,000	28,114,000	28,653,000	28,178,667
F	Burn rate(D/E)(2)	1.0%	1.3%	1.5%	1.3%

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(1) Reflects the gross number of shares underlying awards made to employees during the respective year.

(2) Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

Share Overhang

Following the approval of the Plan by our shareholders, the total potential dilution or “overhang” (as commonly calculated) resulting from the Plan would be 12.4%. The overhang is calculated as follows, in each case as of the record date, April 9, 2015: (x) the sum of (1) 2,000,000 shares newly-available under the Plan, (2) 1,375,725 shares underlying previously granted outstanding awards, and (3) 56,913 shares remaining available under the Amended and Restated Long-Term Incentive Plan and 2006 Stock Incentive Plan, divided by (y) 27,594,686 shares outstanding. The Company takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing our grants. We believe that the benefits to our shareholders resulting from equity award grants to our senior employees, including alignment with shareholder interests, outweigh the potential dilutive effect of grants under the Plan.

Summary of Significant Changes to the Amended and Restated Long-Term Incentive Plan

Increase in Share Authorization

Currently, the Amended and Restated Long-Term Incentive Plan is authorized to issue 1,000,000 shares of common stock, of which 56,913 shares remained available for grant as of April 9, 2015. In order to ensure that there will be sufficient shares for grant in future years, the Plan increases the total number of shares authorized for issuance, by 2,000,000 shares. In addition, the Plan limits the aggregate number of shares subject to (i) stock options or SARs or (ii) restricted shares, restricted share units, performance shares, performance share units or other awards intended to be “performance-based” compensation under Section 162(m) of the Code that may be granted to any one participant during any fiscal year, in each case, to 300,000 shares.

Other Changes

The Plan reflects the following additional changes, among others:

•	A “double trigger” change in control provision: The Plan requires that, unless awards are not assumed, awards accelerate vesting only if a participant experiences an involuntary termination of employment within two years after a change in control of the Company, and any performance shares or performance share units will be deemed to be earned based on the level of actual performance through the date of the employment termination with respect to all open performance periods. If awards are not assumed, the awards will vest upon the change in control, with
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performance conditions deemed to be earned based on the level of actual performance through the date of the change in control with respect to all open performance periods.

•	No repricings: The Plan clarifies our existing practice regarding stock options and SARs by explicitly prohibiting such awards from being (i) repriced, (ii) repurchased for cash or other consideration, or cancelled in conjunction with the grant of a new stock option or SAR with a lower exercise price, in each case on a date when the exercise price of such stock option or SAR is equal to or exceeds the fair market value of a share of the Company’s common stock or (iii) subject to automatic reload provisions, in each case without approval of our shareholders.

•	Prohibition on dividends and dividend equivalents on unvested awards: Dividends and dividend equivalents will be paid only if and when the underlying shares vest.

Overview of the Plan

The purpose of the Plan is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging employees of the Company and its subsidiaries who provide important services to the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company’s stockholders. To achieve these purposes, the Company may grant awards (“Awards”) of options, restricted shares, restricted share units, SARs, performance shares, performance share units and other equity-based awards to key employees selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan.

Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”). A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents or officers of the Company, or to one or more third party consultants, accountants, lawyers or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate. The Committee may delegate its authority to grant Awards to Participants to the Company’s Chief Executive Officer, subject to the limits of the Plan and terms and limitations as the Committee shall determine.

Amendment

The Board of Directors may, at any time, suspend, discontinue, revise or amend the Plan in any respect whatsoever, and may also suspend the ability of a recipient of an Award to exercise or otherwise realize the value of his or her Award.  Any amendment that materially adversely affects a recipient, however, requires such recipient’s prior written consent. In general, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable law, rule or regulation.

Eligibility

All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee in its sole discretion, are eligible to be Participants in the Plan. The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify that Participant from, participation in any other grant of an Award.

Shares Subject to the Plan; Other Limitations of Awards

Subject to adjustment as provided in Section 17 of the Plan, the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall be equal to the number of shares available for grant under the Amended and Restated 1999 Long-Term Incentive Plan, plus an additional 2,000,000 shares. Notwithstanding anything contained in the Plan to the contrary, in no event shall more than 2,000,000 shares of Common Stock (subject to adjustment as provided in Section 17 of the Plan) be available in the aggregate for the issuance of Common Stock pursuant to Performance Shares,

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Performance Share Units, Restricted Shares, Restricted Share Units and Other Awards granted under the Plan. The shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares or shares acquired in the open market specifically for distribution under the Plan, as the Company may from time to time determine. The maximum number of shares with respect to which Stock Options or SARs may be granted to an individual in any calendar year is 300,000 shares of Common Stock. The maximum number of shares of Common Stock with respect to which Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units or Other Awards that, in each case, are intended to qualify as performance-based compensation under Section 162(m) of the Code may be granted to an individual grantee in any calendar year is 300,000 shares of Common Stock (or, to the extent that such Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value of such number of shares of Common Stock at the closing price on the last trading day of the performance period), subject to adjustment pursuant to Section 17. For purposes of the immediately preceding sentence, “trading day” shall mean a day in which the shares of Common Stock are traded on the NASDAQ Stock Market or, if applicable, the principal securities exchange on which the shares of Common Stock are then traded.

The Compensation Committee has the authority (and the obligation) to adjust the number of shares of Common Stock issuable under the Plan and to adjust the terms of any outstanding Awards, in any such manner as it deems appropriate to prevent the enlargement or dilution of rights, or otherwise with respect to Awards, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from certain corporate transactions that affect the capitalization of the Company.

Types of Awards

Awards under the Plan may consist of: (i) stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options) granted pursuant to Section 7 of the Plan (“Stock Options”), (ii) performance shares granted pursuant to Section 8.1 of the Plan (“Performance Shares”), (iii) performance share units granted pursuant to Section 8.1 of the Plan (“Performance Share Units”), (iv) stock appreciation rights granted pursuant to Section 9 of the Plan (“SARs”), (v) restricted shares granted pursuant to Section 10 of the Plan (“Restricted Shares”), (vi) restricted share units granted pursuant to Section 10 of the Plan (“Restricted Share Units”) and (vii) other types of equity-based Awards which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, granted pursuant to Section 11 of the Plan (“Other Awards”). Awards of Performance Shares, Performance Share Units, Restricted Shares, Restricted Share Units and Other Awards may provide the Participant with voting rights but may not provide for the payment of dividends or dividend equivalents, in each case, prior to vesting. Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan shall be subject to (a) a minimum vesting schedule of at least twelve months following the date of grant of the Award, provided that such vesting schedule (1) may be on a monthly or quarterly pro-rata basis and (2) shall not apply to Awards that are assumed, or substituted for, in connection with Section 21 of the Plan; and (b) the Company’s Recoupment Policy, as it may be amended from time to time.

The Committee may establish performance goals with respect to any Award using one or more of the following objectives: (a) market share (including, without limitation, the market share of trading volume in certain types of securities), (b) earnings, (c) earnings per share, (d) operating profit, (e) operating margin, (f) return on equity, (g) return on assets, (h) total return to stockholders, (i) technology improvements, (j) return on investment capital, (k) revenue growth, (l) cash flow, (m) reliability and (n) quality objectives. In addition, Awards may be subject to comparisons of the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

New Plan Benefits

The amount of each recipient’s Award for the 2015 calendar year (and subsequent years) will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated.  There is no formula used to determine the number or value of awards. As a result, we cannot determine the number or type of Awards that will be granted under the Plan to any participant for the 2016 fiscal year or subsequent fiscal years. If the Plan had been in effect in 2014 and 2015 when awards were granted, the benefits or amounts received by, or allocated to, our named executive officers, other executive officers and non-executive officers and employees would have been identical to the benefits or amounts actually received by or allocated to such persons under Amended and Restated Long-Term Incentive Plan in that the proposed terms of the Plan would not have an impact on the amount or nature of the awards the Committee issued in 2015 or may issue thereafter.

U.S. Federal Tax Considerations

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to Awards. This summary is not intended to constitute tax advice and is not intended to be exhaustive and, among other things,

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does not describe state, local or foreign tax consequences. Recipients of Awards are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their Awards.

Stock Options and SARs

The grant of an option or SAR will create no tax consequences for the recipient or the Company. A recipient will not recognize taxable income upon exercising an incentive stock option (“ISO”) (except that the alternative minimum tax may apply). Upon exercising an option (other than an ISO) or SAR, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable shares (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) taxation in respect of such amounts. The current position of the Internal Revenue Service is that income tax withholding and FICA and FUTA taxes (“employment taxes”) do not apply upon the exercise of an ISO or upon any subsequent disposition, including a disqualifying disposition, of shares acquired pursuant to the exercise of the ISO.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price, and (ii) the amount realized upon the disposition of the ISO shares over the exercise price.  Otherwise, a recipient’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term (which will always be the case for ISOs if the holding periods are met) capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in option shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Restricted Stock Units and Performance Stock Units

A recipient of a restricted stock unit (whether time-vested or subject to achievement of performance goals) will not be subject to income or FICA taxation at grant (unless the restricted stock unit is vested at grant, in which case FICA taxation applies at grant). Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and will be subject to income tax at ordinary rates on the fair market value of the Common Stock or the amount of cash received on the date of delivery in settlement of the restricted stock unit. The recipient’s tax basis for purposes of determining any subsequent gain or loss from the sale of the Common Stock will be equal to the fair market value of the Common Stock (if any) received on the delivery date; the recipient’s holding period (for capital gain purposes) with respect to such Common Stock will begin at the delivery date. Gain or loss resulting from any sale of Common Stock delivered to a recipient will be treated as long- or short-term capital gain or loss depending on the length of the holding period.

Generally, a recipient of a restricted stock Award will not recognize ordinary income at grant unless the Award is vested at grant. Instead, the recipient generally will recognize ordinary income when the restricted stock becomes vested, equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock (and such excess will be subject to employment taxes). The recipient may, however, file an election with the Internal Revenue Service to recognize ordinary income, as of the grant date, equal to the excess, if any, of the fair market value of the shares on the grant date over any amount paid by the participant in exchange for the shares. The recipient’s basis for determining gain or loss upon the subsequent disposition of shares acquired pursuant to the award will be the amount paid for the stock plus any ordinary income recognized either when the shares are received or when the stock becomes vested. Upon the disposition of any shares received pursuant to the award, the difference between the sales price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long- or short-term depending on the period the recipient held such shares after the vesting date.

Deduction

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of Common Stock (or cash) pursuant to a restricted stock unit or performance stock unit, the vesting of restricted stock or the exercise of a stock option or SAR. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the Common Stock for the required holding period prior to disposition of the Common Stock, and is generally not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer and our three highest compensated employees other than the chief executive officer and the chief

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financial officer (based on compensation reported to our stockholders). The Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options, SARs and other awards that are subject to the achievement of performance goals.

Net Investment Income Tax

A recipient of an award will also be subject to a 3.8% tax on the lesser of (i) the recipient’s “net investment income” for the relevant taxable year and (ii) the excess of the recipient’s modified adjusted gross income for the taxable year over a certain threshold (ranging from $125,000 to $250,000, depending on the recipient’s circumstances). A recipient’s net investment income generally includes net gains from the disposition of shares. Recipients are urged to consult their tax advisors regarding the applicability of this Medicare tax to their income and gains in respect of their investment in the shares.

Section 409A

If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.

The Board of Directors unanimously recommends a vote for this proposal.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2014:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[1]	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	775,094	$28.85	1,000,498
Equity compensation plans not approved by security holders	—	—	—
Total	775,094	$28.85	1,000,498

(1)	Represents the weighted average exercise price on outstanding stock options issued under the Stock Award Plan.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

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SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2016 Annual Meeting, which currently is expected to be scheduled on or about May 26, 2016, and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit that proposal to the Company so that it is received by the Company at its principal executive offices on or before December 19, 2015. All such proposals should be in compliance with applicable SEC regulations. The Company’s Corporate Governance and Nominating Committee will consider nominees for election as directors who are proposed by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2016 Annual Meeting or to propose nominees for election as directors at the 2016 Annual Meeting must follow specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Sections 1.13 and 2.10 of the Company’s by-laws, as applicable, and to be considered timely, notice of a proposal must be received by the Company between February 26, 2016 and March 27, 2016.

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CORPORATE GOVERNANCE MATTERS

DIRECTORS, EXECUTIVE OFFICERS AND

NOMINEES FOR THE BOARD OF DIRECTORS

Directors

BRIAN P. CONCANNON (age 57) has served as a Director of the Company since July 2013. Mr. Concannon is the President and CEO of Haemonetics Corporation, a publicly traded company (NYSE: HAE) headquartered in Braintree, Massachusetts, that provides blood management technologies and services to hospitals, blood collectors and plasma biopharmaceutical companies worldwide. He joined Haemonetics in 2003 as the President, Patient Division and was promoted to President, Global Markets in 2006. In 2007, Mr. Concannon was promoted to Chief Operating Officer and in April 2009, Mr. Concannon was promoted to President and Chief Executive Officer, and elected to the Haemonetics board of directors. Immediately prior to joining the Company, Mr. Concannon was the President, Northeast Region, for Cardinal Health Medical Products and Services where he was employed since 1998. From 1985 to 1998, he was employed by American Hospital Supply Corporation, Baxter Healthcare Corp and Allegiance Healthcare in a series of sales and operations management positions of increasing responsibility. He has served in leadership roles within the healthcare industry for more than 25 years. Mr. Concannon is also a member of the board of directors of South Shore Health & Educational Corporation since January 2014. Mr. Concannon is a 1979 graduate of West Point. The Board of Directors has determined that Mr. Concannon is independent within the meaning of the rules of the Securities and Exchange Commission.

Mr. Concannon’s qualifications for election to CONMED’s Board include his experience as an active CEO and director of a publicly-traded medical device company, and the former president of a distribution company. Mr. Concannon offers industry experience from a sales and marketing perspective. He has the ability and willingness to serve on a Board, and the correct fit to work in a collegial manner with the other directors.

CHARLES M. FARKAS (age 63) has served as a Director of the Company since July 2014. Mr. Farkas is a Senior Partner at consulting firm Bain & Company with more than 35 years of experience advising chief executives and senior managers in a wide variety of industries on issues critical to long-term success. He has served as the global leader of Bain & Company’s Financial Services practice, the North American head of Bain’s Healthcare practice and as the managing director of Bain Canada. Prior to working at Bain, Mr. Farkas received a Bachelor of Arts degree from Princeton University and a Masters in Business Administration from Harvard Business School. Mr. Farkas is also on the Board of Harvard Medical School and is a Corporator of Partners Healthcare. Mr. Farkas is also a special advisor to Altamont Capital Partners. The Board of Directors has determined that Mr. Farkas is independent.

Mr. Farkas was initially appointed to the Company’s Board of Directors pursuant to an agreement between the Company and Coppersmith Capital Management, LLC and certain of its affiliates that is further described under the heading Corporate Governance Matters – Other Matters.

Mr. Farkas’ qualifications for election to CONMED’s Board include his decades of consulting experience advising chief executives and senior management regarding business strategy in a variety of industries. Mr. Farkas is a highly-respected leader with a strong academic background, and he offers the other directors new strategic and governance perspectives, drawing on his vast experience inside and outside the healthcare industry.

JO ANN GOLDEN (age 67) has served as a Director of the Company since May 2003. Ms. Golden is a certified public accountant and was the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPAs, LLC, an accounting firm, through her retirement in July 2012. Ms. Golden is also a member of the Board of Directors of the Bank of Utica, serving in this role since December 2009, and as Chair of the Audit & Examining Committee since 2010. Ms. Golden is a past President of the New York State Society of Certified Public Accountants (the “State Society”), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden was a president of the New York State Society’s Foundation for Accounting Education. Ms. Golden is a current member of the State Society’s Professional Ethics Committee. Ms. Golden served as a member of the governing Council of the American Institute of Certified Public Accountants (“AICPA”), and was a member of the AICPA’s Global Credential Survey Task Force in 2001. Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

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Ms. Golden’s qualifications for election to CONMED’s Board include her financial and accounting expertise, acquired through her experience as the managing partner of Dermody, Burke and Brown, CPAs as well as her vast service to the State Society. Ms. Golden’s experience and background with a professional accounting firm bring a different perspective to the Board than that offered by other directors.

CURT R. HARTMAN (age 51) has served as Chief Executive Officer of the Company since November 9, 2014 after serving as Interim Chief Executive Officer of the Company from July 2014 to November 2014, and as a Director of the Company since March 2014. He had a twenty-two year career at Stryker Corporation (“Stryker”) from 1990 through February 2013. Most recently, he served as the Interim Chief Executive Officer of Stryker from February 2012 to October 2012. Prior to this role, Mr. Hartman was the Vice President, CFO of Stryker from April 2009 to October 2012. Mr. Hartman has a Bachelor of Science degree in Aerospace Engineering from the University of Michigan and a Harvard AMP Program Certificate from Harvard Business School. Prior to Mr. Hartman’s appointment as Interim CEO, the Board of Directors had determined that he was independent.

Mr. Hartman’s qualifications for election to CONMED’s Board include his vital role as both Chief Executive Officer and Interim Chief Executive Officer of the Company, as well as his experience as a former CFO of a publicly-traded medical device company in the orthopedic space. He offers industry experience from both an operational and a financial perspective.

Mr. Hartman was initially appointed to the Company’s Board of Directors pursuant to an agreement between the Company and Coppersmith Capital Management, LLC and certain of its affiliates that is further described under the heading Corporate Governance Matters – Other Matters.

DIRK M. KUYPER (age 57) has served as a Director of the Company since July 2013. Mr. Kuyper is the Owner and CEO of Precision Machinests Company, Inc. Prior to this, Mr. Kupyer served as President and CEO of Illuminoss Medical, Inc., a privately-held medical device company specializing in minimally invasive, patient customized orthopedic implants for the treatment of bone fractures. Prior to joining Illuminoss in April 2013, Mr. Kuyper served as a consultant for a number of medical device companies including Benvenue Medical, Inc. From June 2007 to August 2012, Mr. Kuyper served as the President & CEO, and President of Global Commercial Operations, and as a member of the board of directors, of Alphatec Spine, Inc. (NASDAQ: ATEC). Prior to his work for Alphatec, Mr. Kuyper served in several executive capacities including as President and as Executive Vice President and Chief Operating Officer for Aesculap, Inc.’s North American operations in Center Valley, Pennsylvania. Mr. Kuyper has a Bachelor’s of Science degree from the University of Miami. The Board of Directors has determined that Mr. Kuyper is independent within the meaning of the rules of the Securities and Exchange Commission.

Mr. Kuyper’s qualifications for election to CONMED’s Board include his experience as an active CEO of a smaller, entrepreneurial medical device company, as the former CEO of a publicly-traded medical device company, and the former president of a large medical device company. Mr. Kuyper offers industry experience from a sales and marketing perspective. Based on discussions and experience on the Board, he has the ability and willingness to serve on a Board, and the correct fit to work in a collegial manner with the other directors.

JEROME J. LANDE (age 39) has served as a Director of the Company since March 2014. He is the Managing Partner of Coppersmith Capital which he co−founded in April 2012. Previously, Mr. Lande was a partner at MCM Capital Management, LLC (“MCM”), from January 2006 until February 2012, and served as an Executive Vice President at MCM from January 2005 until he left the company. MCM was the general partner of MMI Investments, L.P., a small−cap deep value fund where Mr. Lande was responsible for all areas of portfolio management. He served as a Vice President of MCM from February 2002 to January 2005 and as an Associate from January 1999 to February 2002. Mr. Lande served as Corporate Development Officer of Key Components, Inc., a global diversified industrial manufacturer that was formerly an SEC reporting company, from January 1999 until its acquisition by Actuant Corporation in February 2004. Mr. Lande holds a B.A. from Cornell University. The Board of Directors has determined that Mr. Lande is independent within the meaning of the rules of the Securities and Exchange Commission.

Mr. Lande’s qualifications for election to CONMED’s Board include his experience as an investor in CONMED and in other stocks. He offers a shareholder-centric perspective which is unique to the Board to some degree, as all Directors own stock in the Company. Mr. Lande’s contacts and familiarity with investor and shareholder matters is unique on the Board and

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his experience and background bring a different perspective to the Board than that offered by other directors.

Mr. Lande was initially appointed to the Company’s Board of Directors pursuant to an agreement between the Company and Coppersmith Capital Management, LLC and certain of its affiliates that is further described under the heading Corporate Governance Matters – Other Matters.

MARK E. TRYNISKI (age 53) has served as a Director of the Company since May 2007 and was the Lead Independent Director from May 2009 until he became Chairman of the Board in February 2014. He is the President and Chief Executive Officer of Community Bank System, Inc. (NYSE: CBU), where he served as Executive Vice President and Chief Operating Officer from February 2004 through August 2006. From June 2003 through February 2004, Mr. Tryniski was the Chief Financial Officer. Prior to joining Community Bank in June 2003, Mr. Tryniski was a partner with PricewaterhouseCoopers LLP. Mr. Tryniski also serves on the Board of Directors of the New York Bankers Association as well as the New York Business Development Corporation. Mr. Tryniski holds a B.S. degree from the State University of New York at Oswego. The Board of Directors has determined that Mr. Tryniski is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Mr. Tryniski’s qualifications for election to CONMED’s Board include his extensive experience as an active Chief Executive Officer of a public financial institution as well as his financial and accounting expertise acquired through his experience as an audit partner with PricewaterhouseCoopers LLP. His exposure to, and familiarity with, banking and financial matters offers a number of contacts and level of familiarity with financial matters that is unique on the Board. Further, his experience engaging with shareholders makes him well-suited to serve in the role of Chairman of the Board.

The Board of Directors has determined that Messrs. Concannon, Farkas, Kuyper, Lande and Tryniski, and Ms. Golden, have no material relationship with the Company and are independent under the standards of the NASDAQ Stock Market. The independent directors meet in executive session after at least two Board meetings each year.

Stephen M. Mandia, a current Director of the Company, has chosen not to stand for re-election at the Annual Meeting.

The Company’s Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Mr. Hartman’s employment is subject to an employment arrangement. The Company’s officers are appointed by the Board of Directors and, except as set forth below, hold office at the will of the Board of Directors.

Executive Officers

TERENCE M. BERGE (age 45) joined the Company in June 1998 as Assistant Corporate Controller and served as the Company’s Treasurer from March 2008 through March 2015. In March 2013, Mr. Berge’s title was changed to Corporate Vice President, Treasurer and Assistant Controller. On April 1, 2015, Mr. Berge was promoted to Vice President, Corporate Controller. Prior to joining the Company, Mr. Berge was employed by Price Waterhouse LLP from 1991 through 1998 where he served most recently as an audit manager. Mr. Berge is a certified public accountant and holds a B.S. degree in Accounting from the State University of New York at Oswego.

PATRICK J. BEYER (age 49) joined the Company as President of CONMED International in December 2014. Prior to joining CONMED, Mr. Beyer served as Chief Executive Officer of ICNet, a privately held infectious control software company from 2010 to 2014 when the company was sold. Prior to this, Mr. Beyer spent 21 years at Stryker Corporation where he lead Stryker Europe from 2005-2009; Stryker UK, South Africa and Ireland from 2002 to 2005 and Stryker Medical from 1999 to 2002. Mr. Beyer graduated from Kalamazoo College with a BA in Economics; Western Michigan University with an MBA in Finance and Harvard Business School’s Advanced Management Program.

HEATHER L. COHEN (age 42) joined the Company in October 2001 as Associate Counsel and served as Deputy General Counsel from March 2002 to February 2015 and as the Company’s Secretary since March 2008. In June 2008, Ms. Cohen was also named the Vice President of Corporate Human Resources. In March 2013, Ms. Cohen’s title was changed to Executive Vice President, Human Resources, Deputy General Counsel and Secretary and in April 2015 her title changed to

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Executive Vice President, Human Resources & Secretary. Prior to joining the Company, Ms. Cohen was an Associate Attorney with the law firm Getnick Livingston Atkinson Gigliotti & Priore, LLP from 1998 to 2001. Ms. Cohen holds a B.A. in Political Science and Education from Colgate University and a J.D. from Emory University.

DANIEL S. JONAS (age 51) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999. In March 2013, Mr. Jonas’ title was changed to Executive Vice President, Legal Affairs & General Counsel. Prior to his employment with the Company, Mr. Jonas was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995. Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

GREGORY R. JONES (age 60) joined the Company in June 2008 as Vice President, Regulatory Affairs & Quality Assurance and became Vice President of Corporate Quality Assurance/Regulatory Affairs in February 2009. In March 2013, Mr. Jones’ title was changed to Executive Vice President, Quality Assurance/Regulatory Affairs. Prior to joining CONMED, Mr. Jones was Senior Vice President, Regulatory Affairs & Quality Assurance and a member of the Executive Management team with Power Medical Interventions (“PMI”) from November 2003 to May 2008. Prior to joining PMI, Mr. Jones spent 14 years from 1989 to 2003 in increasingly senior RA/QA management positions at Ethicon, a Johnson & Johnson Company, ultimately serving as the Worldwide Director, Regulatory Affairs & Quality Assurance for Ethicon’s GYNECARE division from 2001 to 2003. Mr. Jones holds a B.A. degree in Sociology from Geneva College.

JOHN E. (“JED”) KENNEDY (age 57) joined the Company in September 2012 as Vice President and General Manger, Visualization and Endomechanical. In January 2015, Mr. Kennedy became Vice President and General Manager of CET. Prior to joining CONMED, Mr. Kennedy served as President and Chief Executive Officer of Viking Systems, Inc. from January 2010 to September 2012. Mr. Kennedy had formerly served as President and Chief Operating Officer of Viking Systems, Inc. from October 2007 to December 2009.  Prior to October 2007, Mr. Kennedy was the President of the Vision Systems Group at Viking Systems, Inc. From January 1997 to September 2007, Mr. Kennedy held various executive positions with Vista Medical Technologies, Inc. Prior to joining Vista Medical Technologies, Inc., Mr. Kennedy held various positions in Manufacturing, Quality Engineering and Product Development at Smith & Nephew Endoscopy from 1984 through January 1997. Prior to 1984, he held various engineering positions at Honeywell’s Electro-Optics and Avionics divisions. Mr. Kennedy received a B.S. in Manufacturing Engineering from Boston University in 1979.

STANLEY W. (“BILL”) PETERS (age 40) joined the Company as Vice President and General Manager of Advanced Surgical in January 2015. Prior to joining CONMED, Mr. Peters served as Director of Sales for Mako Surgical Corporation from 2012 to 2014. Mako was purchased by Stryker in December 2013. Prior to this, Mr. Peters served as an executive with EndoGastric Solutions from 2011 to 2012 and in sales leadership roles at Intuitive Surgical from 2009 to 2011. Prior to Intuitive Surgical, Mr. Peters was employed at Stryker in sales leadership from 2004 to 2009. Mr. Peters graduated from Ohio University with a degree in Finance.

JOHONNA PELLETIER (age 42) joined the Company in 2005 as Tax Director. Effective April 1, 2015, Ms. Pelletier was promoted to Treasurer and Vice President, Tax. Prior to joining the Company, she was employed by PricewaterhouseCoopers LLP where she most recently served as a tax senior manager. She is a certified public accountant and graduated with a B.S. degree in Accounting from Le Moyne College.

LUKE A. POMILIO (age 50) joined the Company as Controller in September 1995. Subsequently, Mr. Pomilio assumed additional responsibility for certain corporate functions including worldwide operations and select administrative functions. In May 2009, Mr. Pomilio was promoted to Vice President, Controller and Corporate General Manager. In March 2013, Mr. Pomilio’s title was changed to Executive Vice President, Controller and Corporate General Manager. Effective April 1, 2015, Mr. Pomilio was promoted to Executive Vice President, Finance & Chief Financial Officer. Prior to his employment with the Company, Mr. Pomilio was employed as a manager with Price Waterhouse LLP. Mr. Pomilio is a certified public accountant and graduated with a B.S. degree in Accounting from Clarkson University.

MARK SNYDER (age 62) joined the Company as Group Director, Manufacturing in January 1986. He was named Vice President of Manufacturing Operations in September 1992 and Vice President, Global Operations & Supply Chain in June 2010. In March 2013, Mr. Snyder’s title was changed to Executive Vice President, Manufacturing Operations & Supply Chain and in April 2015 his title changed to Executive Vice President, Operations & Business Systems. Prior to joining the company, he was employed by Price Waterhouse LLP since 1984 in the Management Consulting Services group where he was Manager of Manufacturing Services. In 1980 he joined the Management Information Systems group with National

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Supply Company and served as a Systems Project Leader. Mr. Snyder graduated with a B.A. degree in Philosophy from Temple University, and holds an M.B.A. from the University of Houston.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES, LEADERSHIP STRUCTURE AND RISK OVERSIGHT

During 2014, the full Board of Directors met 20 times in person or by telephone conference. Each director attended 100% of the total 2014 full board meetings, with the exception of two meetings for which it would have been inappropriate for Messrs. E. and J. Corasanti to attend in light of the topics covered, although they consented to the occurrence of the meetings.

The Board of Directors has a leadership structure with a Chairman, whose role is to set an agenda for meetings and to preside at the meetings of the full Board of Directors. The Board has also decided, for the time being, to spread the work of positions as chairs of the three (3) Board committees. The role of the Lead Independent Director was to preside at meetings of the independent directors, and to be a spokesperson for the independent directors both to the Chairman and to the CEO, and, as appropriate, to shareholders and other stakeholders. Effective February 25, 2014, Mr. Tryniski, the former Lead Independent Director of the Company, became the Chairman of the Board and therefore the Lead Independent Director position was no longer required. The Board has opted to separate the roles of the Chairman and the CEO at this time. While the Board may change this structure in the future, the separation of the roles is believed to be appropriate at this time to allow the Chairman to focus on corporate governance and succession planning while the CEO can simultaneously focus on the management of the Company’s operations. The Board also based, in part, its decision to split the Chairman and CEO role upon feedback from our shareholders.

The role of the Board of Directors with respect to oversight of risk is to review at least annually a risk management matrix maintained by management, with the CEO to inform the Board of any changes to the matrix during the course of the year, or to alert the Board to any significant risks or any risks requiring changes to the matrix during the course of the year as they arise.

Board Committees:

The Company’s Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Current members of the individual committees are named below:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Jo Ann Golden, Chair	Dirk M. Kuyper, Chair	Brian Concannon, Chair
Charles M. Farkas	Jerome J. Lande	Jerome J. Lande
Mark E. Tryniski	Stephen M. Mandia	Stephen M. Mandia
Mark E. Tryniski

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and currently consists of three independent directors. As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company’s accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company’s financial statements and the independent audit thereof; (c) nominating the outside independent registered public accounting firm to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent registered public accounting firm; (e) pre-approving all services permitted by law to be performed by the independent registered public accounting firm; (f) approving all related-party transactions above $5,000; (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (h) the oversight of the Company’s response to claims involving potential financial fraud or ethics matters. The Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related-party transactions to the Chair of the Audit Committee, who is required to disclose

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any such pre-approvals at the Audit Committee’s next meeting. The Audit Committee met eight times during 2014. All then-current members of the Audit Committee attended every meeting. The current Audit Committee Charter is on the Company’s web site in the corporate governance tab of the investor relations section (at http://www.conmed.com/conmed-investor.php). The charter is also available in print to any shareholder who requests it.

The Compensation Committee currently consists of three independent directors. As set forth in its charter, the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company’s NEO and other officers. The Compensation Committee met nine times during 2014. All then-current members of the Compensation Committee attended every meeting. The Compensation Committee, and the full Board of Directors, has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company because the value of senior management’s short-term incentives are balanced by the value of longer-term incentives. Employees below the senior management level are provided annual incentives that are lower in relation to salary and therefore do not have an incentive that results in risk to the Company as a result of compensation practices or structure. The current Compensation Committee Charter is available on the Company’s web site in the corporate governance tab of the investor relations section (at http://www.conmed.com/conmed-investor.php). The charter is also available in print to any shareholder who requests it.

The Corporate Governance and Nominating Committee currently consists of four independent directors. As stated in its charter, the Corporate Governance and Nominating Committee is responsible for recommending individuals to the full Board of Directors for nominations as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles. The Corporate Governance and Nominating Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company’s General Counsel within the time frame for shareholder proposals for the Annual Meeting, (more information concerning director nominations is set forth below under the heading Corporate Governance and Nominating Committee Report). With respect to diversity, while the Company does not have a formal diversity policy with respect to the Board of Directors, the Corporate Governance and Nominating Committee, as well as the full Board, believes that diversity should be considered with respect to experience in managing companies both public and private, in financial matters, in experience with United States and international business, and in the medical field. The Corporate Governance and Nominating Committee met five times during 2014. All then-current members of the Corporate Governance and Nominating Committee attended every meeting. The current Corporate Governance and Nominating Committee Charter and Corporate Governance Principles are available on the Company’s web site in the corporate governance tab of the investor relations section (at http://www.conmed.com/conmed-investor.php). The charter is also available in print to any shareholder who requests it.

In addition to the three standing committees, the Board of Directors also formed a search committee in July 2014 comprised of independent directors to identify candidates for the permanent Chief Executive Officer position. Members of the Search Committee were Mark Tryniski, Jerome Lande, Stephen Mandia, Brian Concannon and Charles Farkas. The search committee fulfilled its duties on November 9, 2014 with the appointment of Mr. Hartman as President and Chief Executive Officer of the Company.

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AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the financial management, independent auditor and financial reporting controls and accounting policies and procedures of the Company. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by the applicable listing standards of the NASDAQ Stock Market and the rules under the Exchange Act in that no member of the Audit Committee has received any payments, other than compensation for Board services, from the Company, and has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past four years. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Mr. Tryniski and Ms. Golden qualify as “audit committee financial experts” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations and that such qualifications were acquired through relevant education and work experience. The Audit Committee operates pursuant to a Charter that was last amended by the Board of Directors on February 25, 2013. A copy of the amended charter, which more fully describes the duties and responsibilities of the Audit Committee, is available on the Company’s web site in the corporate governance tab of the investor relations section (at http://www.conmed.com/conmed-investor.php).

Management is responsible for CONMED’s internal controls, financial reporting process and compliance with laws and regulations. The independent registered public accounting firm is responsible for performing an integrated audit of CONMED’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended charter.

In this context, the Audit Committee met eight times during 2014 and held numerous discussions with management and with the independent registered public accounting firm, including executive meetings without management present. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under PCAOB Auditing Standard No. 16 (Communication with Audit Committees).

CONMED’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter regarding the independent registered public accounting firm’s independence required by the PCAOB (Rule 3526, Communications with Audit Committees Concerning Independence) and the Audit Committee discussed with the independent registered public accounting firm their independence. In this regard, the Audit Committee evaluates the quantity of fees incurred for non-audit services and also considers the nature and scope of non-audit services when evaluating the independence of the independent registered public accounting firm, all of which the Audit Committee pre-approves. Taking all of these matters into consideration, the Audit Committee has determined that the provision of non-audit services by the independent registered public accounting firm, and the fees and costs incurred in connection with those services, are compatible with the auditor’s independence in light of the nature and extent of permissible non-audit services provided to the Company.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the company’s independent external audit firm. In addition, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers LLP’s new lead engagement partner. In connection with considering whether to retain PricewaterhouseCoopers LLP, the Audit Committee considers, among other things, its familiarity with the Company’s business and operations, its knowledge of and exposure to the industry as a whole, its quality of communication with the Audit Committee, its ability to provide knowledgeable staff, and the expertise and responsiveness of the national office and other experts in various fields within the audit firm. The members of the Audit Committee and the Board have considered the length of audit firm’s engagement with the Company, the nature of the fees charged and the tenor of the negotiations concerning such fees, as well as the shareholder ratification of PricewaterhouseCoopers LLP as the Company’s independent external auditors. Considering all of these factors, the members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders.

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Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the Audit Committee’s review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in CONMED’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jo Ann Golden (Chair)                          Charles M. Farkas

Mark E. Tryniski

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CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are “independent”, as required by applicable listing standards of the NASDAQ Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services, from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 25, 2013. A copy of the amended and restated charter is available on the Company’s web site in the corporate governance tab of the investor relations section.

The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. The Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has opted to retain the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, reputation, experience with businesses and other organizations of comparable size as executives, directors or in other leadership positions, an understanding of finance and financial reporting processes, a corporate governance background, the ability to dedicate significant time for service on the Company’s Board of Directors, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In this regard, the Corporate Governance and Nominating Committee also looks for the skills and expertise required to satisfy the listing requirements of the NASDAQ Stock Market, on which CONMED’s stock is traded.

The Corporate Governance and Nominating Committee has in the past six months commenced a search process and retained (and may from time to time in the future engage) a nationally-recognized, third party search firm to assist in the process of identifying, screening and evaluating director candidates. When a search firm is engaged by the Corporate Governance and Nominating Committee, it identifies director candidates on behalf of the Committee for a fee, and also screens candidates identified by individual directors, management or third parties. Currently, the Corporate Governance and Nominating Committee has instructed the search firm to prioritize identifying candidates who bring financial expertise.

The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2016 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375).

Submitted by the Corporate Governance and Nominating Committee,

Brian Concannon (Chair)	Jerome J. Lande
Stephen M. Mandia	Mark E. Tryniski

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SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors as a group or an individual director may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica, New York 13502 with a cover letter specifying the intended recipient. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. As set forth in the Company’s Corporate Governance Principles, the Company’s policy is that directors will attend the Annual Meeting of Shareholders, absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all directors then in office were present at the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”).

ETHICS DISCLOSURE

The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is available through the “Investors” section of the CONMED Corporation web site (http://www.conmed.com), and is administered by the Company’s General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third party, which will alert the Chair of the Audit Committee of the Board of Directors if and when it receives any anonymous reports. No waivers under the Ethics Program have been granted.

OTHER MATTERS

On February 25, 2014, the Company entered into the Coppersmith Nomination and Standstill Agreement with significant shareholder Coppersmith Capital Management, LLC, Jerome J. Lande, Craig Rosenblum (collectively, the “Coppersmith Group”) and Curt R. Hartman. Under the terms of the Coppersmith Nomination and Standstill Agreement, the Company agreed to increase the size of the Board of Directors to eleven members and appoint Jerome J. Lande and Curt R. Hartman to the Board of Directors, effective March 1, 2014. The Company also agreed to appoint Mr. Lande to the Corporate Governance and Nominating Committee and the Compensation Committee and Mr. Hartman to the Audit Committee. The Company’s Board of Directors and the Corporate Governance and Nominating Committee of the Board agreed to nominate, recommend and support, and solicit proxies on behalf of, Mr. Lande, Mr. Hartman and Mr. Farkas, who was an independent director candidate selected by the Company from a list of candidates provided before execution of the Coppersmith Nomination and Standstill Agreement to the Coppersmith Group (Mr. Farkas, Mr. Lande and Mr. Hartman, the “New Nominees”) for election as directors at the 2014 Annual Meeting. All three New Nominees were elected to the Company’s Board of Directors at the 2014 Annual Meeting. Bruce F. Daniels and Stuart J. Schwartz chose not to stand for re-election as directors at the 2014 Annual Meeting. The size of the Board of Directors decreased to eight members effective as of the 2014 Annual Meeting. The Company’s Board of Directors and the Corporate Governance and Nominating Committee of the Board also agreed to nominate, recommend and support, and solicit proxies on behalf of, the New Nominees for election as a director at the Annual Meeting. Under the terms of the Coppersmith Nomination and Standstill Agreement, the Coppersmith Group agreed to vote all of the shares of Common Stock that it beneficially owns in favor of the election of the Company’s nominees for director at the 2014 and 2015 annual meetings of shareholders and in accordance with the Board of Director’s recommendation for each other proposal to come before the 2014 and 2015 annual meetings of shareholders if Mr. Lande has voted for such proposal in his capacity as a director. The Coppersmith Group has also agreed to certain standstill provisions that remain in effect from February 25, 2014 until the date that is thirty days prior to the expiration of the notice period specified in the Company’s advance notice by-law related to nominations of directors at the 2016 annual meeting of shareholders. These standstill provisions restrict the Coppersmith Group and certain of its affiliates and associates from, among other things, engaging in certain proxy solicitations, soliciting consents from shareholders, seeking to influence the voting of any Company securities, making certain shareholder proposals, proposing or participating in certain extraordinary corporate transactions involving the Company, calling meetings of shareholders, seeking additional representation on the Board of Directors or nominating candidates for election to the Board of Directors other than in accordance with the Coppersmith Nomination and Standstill Agreement, seeking to remove any of the Company’s directors or taking any action to influence the Board of Directors or the Company’s management.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP. The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, for the audit of the Company’s internal control over financial reporting as of December 31, 2014 and December 31, 2013, and all other audit related, tax consulting and other fees and expenses, are set forth in the table below.

Fee Summary	2014	2013
Audit Fees:
Audit of Annual Financial Statements and Interim Reviews	$1,599,500	$1,596,200
Audit of Internal Control over Financial Reporting	Included above	Included above
SEC Registration Statements	$0	$0
Total Audit Fees	$1,599,500	$1,596,200
Audit Related Fees:
Advisory Services	$0	$0
Tax Fees:
Tax Compliance and Consulting Services	$324,100	$507,700
All Other Fees:
Research Service License	$1,800	$2,000
Total Fees and Expenses	$1,925,400	$2,105,900

The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company’s independent registered public accounting firm. Consistent with applicable laws, the Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related-party transactions to the Chair of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting. All fee amounts set forth in the table above were pre-approved.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Company’s performance is very much dependent on the talents, skills and engagement of its people. We measure performance by growth in sales, earnings and other financial metrics as well as individual contributions to the Company’s performance. Employment, advancement and compensation are always contingent on demonstrating high ethical standards and compliance with governmental and regulatory standards.

In this Compensation Discussion and Analysis, we primarily focus on the compensation decisions and approach in 2014. However, we have also attempted to highlight some changes made to the compensation program in the early part of 2015. We believe that in order to attract, retain, and reward top talent, some adjustments to our compensation programs were appropriate. We will continue to evaluate our compensation programs to ensure we reward and drive the Company’s performance goals.

Specifically discussed below are certain aspects of our compensation program as they relate to our chief executive officer or “CEO” (Curt R. Hartman), our chief financial officer or “CFO” (Robert D. Shallish, Jr.), and our three other most highly-compensated executive officers in 2014 (Joseph G. Darling, Daniel S. Jonas and Luke A. Pomilio). These individuals are collectively referred to as our “Named Executive Officers” or “NEOs.” We also discuss compensation for Joseph J. Corasanti, our former CEO, who is also an NEO for 2014 under SEC rules governing compensation disclosure.

Mr. J. Corasanti resigned as our CEO effective July 22, 2014 and was replaced by Mr. Hartman, who served as our Interim CEO from July 23, 2014 until his appointment as our CEO on November 9, 2014. Mr. J. Corasanti’s compensation arrangements are discussed below in the section titled, “—Employment Contracts – Mr. J. Corasanti’s Employment Agreement and Separation and Release Agreement”. Mr. Hartman’s compensation arrangements are discussed below in the section titled, “—Employment Contracts – Mr. Hartman’s Compensation Arrangements”.

Compensation Committee Role

The Compensation Committee is responsible for and oversees all aspects of compensation for executive officers as well as certain other key employees. The Compensation Committee relies on the CEO along with the Executive Vice President of Human Resources to make recommendations on compensation levels for the executives (other than the CEO). In July 2013, the Compensation Committee retained Semler Brossy as a compensation consultant in connection with the compensation paid to the CEO and CFO, and this engagement continued through 2014 as the Compensation Committee continues to evaluate the compensation for the NEOs. Semler Brossy does not provide any services to management and does not have any business or personal relationship with any member of the Committee or management.

Each year the Compensation Committee reviews compensation for similar positions at other corporations within a designated peer group of companies that includes other public medical device companies. The purpose of the review is to ensure that the Company’s overall compensation levels, and the components thereof, are appropriate in light of the nature of the medical device business and the talent for which we compete. There is no fixed formula or percentile of market-established compensation levels which the Company strives to meet. The complete list of the companies reviewed in 2014 was: Accuray, Inc., Align Technology, Inc., Analogic Corp., Cooper Companies, Inc., Greatbatch Inc., Hill-Rom Holdings, Inc., IDEXX Laboratories, Inc., Integra Life Sciences Holdings Corporation, Invacare Corp., Masimo Corp., Nuvasive Inc., Orthofix International N.V., Resmed Inc., Sirona Dental Systems, Inc., Steris Corporation, Teleflex, Inc., Thoratec Corp., West Pharmaceuticals, Inc. and Wright Medical Group, Inc. The Compensation Committee may revise the list of peer companies used for annual benchmarking purposes as appropriate for reasons including, but not limited to, changes in revenue, market capitalization, profitability, and in the medical device industry so that the peer companies include those companies with whom we compete for executive talent.

The Compensation Committee reviewed the voting results on the advisory resolution, commonly referred to as a “say-on-pay” resolution, when evaluating our executive compensation programs and noted 90.5% of the shares that were voted by shareholders at the 2014 Annual Shareholders meeting voted in favor of the compensation program. The Compensation Committee believes that these voting results evidence strong shareholder support for our current compensation practices, and accordingly did not make any changes to our executive compensation practices or programs based on the results of the vote.

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Risk Assessment

The Compensation Committee has evaluated the Company’s compensation programs to assess whether such programs as designed or administered would facilitate or encourage excessive risk-taking by employees. The Committee has concluded that the programs are not reasonably likely to have a material adverse effect on the Company in part due to the following program elements: (i) limits provided on annual incentive and long-term performance awards, (ii) the potential opportunity derived from long-term incentive programs outweigh the benefit available under the annual incentive programs thereby creating a focus on sustained Company operational and financial performance, and (iii) the enhanced stock ownership guidelines impacting all executives.

Highlights

For summary purposes, key features of our executive compensation program include:

•	The 2014 performance goals under the Executive Bonus Plan (our “EBP”) are based upon achievement of non-GAAP EPS and Net Sales goals. Further, 2014 performance bonuses incorporated the concept of threshold/target/maximum goals and payouts.
•	The Company remains committed not to enter into agreements to gross-up excise taxes in future agreements with executives, and does not reimburse executives for the tax liability created by compensation regularly paid to executives.
•	The EBP was approved by shareholders at the 2012 Annual Shareholders meeting, and is intended to permit the payment of incentive compensation that is tax deductible as “qualified performance based compensation” as defined in Section 162(m) (or other provisions) of the Internal Revenue Code.
•	The Company’s equity awards granted to management through 2014 generally vest over five years (or longer), tying the interests of executives and shareholders.
•	The Company maintains stock ownership guidelines for executives and directors with holding periods for certain equity grants, and prohibits its officers and directors from holding derivatives other than those issued by the Company, further aligning the interests of management, directors and shareholders.
•	A Recoupment Policy has been adopted by the Company and is contained in the shareholder approved Executive Bonus Plan.
•	The Change in Control Severance Agreements with certain executives that were in effect during 2014 included a “double-trigger”, requiring a termination of employment or constructive discharge in addition to the change in control (as defined more particularly under “Employment Contracts” below) before triggering the severance benefits. Effective April 7, 2015, Messrs. Jonas and Pomilio agreed to terminate their Change in Control Severance Agreements with the Company, and as a result there are no such agreements in place with our NEOs as of the date of this proxy statement.
•	For the NEO’s 2014 annual RSU grants and all equity grants in 2015, a “double-trigger” also applies, requiring a termination of employment or constructive discharge in addition to a change in control before triggering accelerated vesting.

Compensation Components

Salary

An NEO’s salary is initially established based upon an evaluation of the competitive salaries for similar positions in

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the market. Absent a promotion or some other unusual circumstance, salaries are reviewed once per year. In this process, the Compensation Committee considers the recommendation of the CEO along with the Executive Vice President of HR in reviewing and approving the base salaries of the executive officers (other than the CEO).

In making his recommendation for the NEOs and other executive officers, the CEO considers the individual’s contribution to the Company’s performance and exercises judgment and discretion when considering any additional factors that should appropriately affect the executive’s salary such as current compensation data derived from the proxies of the peer companies described above and, as appropriate, compensation data gathered from third-party surveys generally available to the Company. No specific formula is used to weigh or evaluate these factors, but rather the CEO considers such factors on the whole when making a base salary recommendation.

As to the process for reviewing the base salary for the CEO, the Committee considers the Company’s performance, CEO’s contribution and responsibilities. No fixed formula or target percentile is established for setting the base salary.

In May 2014, the Company increased the salaries of each of Mr. J. Corasanti, Mr. Shallish, Mr. Darling, Mr. Jonas and Mr. Pomilio by 3%, to $603,791, $333,087, $385,770, $301,777 and $328,474, respectively. Effective December 9, 2014, Mr. Pomilio’s annual base salary was increased to $385,000, to reflect his transition to the role of our Chief Financial Officer upon Mr. Shallish’s retirement in March 2015.

Executive Bonus Plan

The Company maintains the shareholder-approved Executive Bonus Plan or EBP, used to pay incentive compensation to the Company executives, including our NEOs. Annual bonus targets and performance metrics are established in the first quarter of the year by the Compensation Committee and the Board of Directors at the meeting typically held in late February or early March.

2014 Executive Bonus Plan Performance Goals

The target bonus percentage for NEOs in 2014, other than for Mr. Hartman, was 50% of base salary, and for Mr. J. Corasanti, it was 50% of base salary plus his contractual deferred compensation, which at the time was $225,000 (in each case, “Base Compensation”). Mr. Hartman’s target bonus percentage for 2014 per his employment letter (described below) was 100% of Base Compensation, with the earned amount pro-rated for the portion of the year he served as Interim CEO or CEO.

The 2014 EBP performance goals were established by the Compensation Committee in February 2014 and are based on achievement of non-GAAP EPS and Net Sales. To reinforce profitability, the target bonus is weighted more heavily to earnings with 70% based on achievement of a non-GAAP EPS goal and 30% based on achievement of a Net Sales goal. The bonus payment is based on a sliding scale between threshold and maximum performance as follows:

	Threshold	Target	Maximum
Non-GAAP EPS	$1.85	$1.95	$2.15
% of target performance	95%	100%	110%
Payout - % of target bonus	50%	100%	200%
Net Sales (in thousands)	$736,250	$775,000	$852,500
% of target performance	95%	100%	110%
Payout - % of target bonus	25%	100%	200%

Non-GAAP EPS for these purposes is adjusted for unusual items including restructuring charges, changes in tax or accounting rules, or other special or nonrecurring events. No bonus will be paid unless the non-GAAP EPS threshold is met. The Compensation Committee structured this scale to incent executives with challenging targets based upon the Company’s internal goals and guidance to investors.

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The maximum 2014 bonus potential for all NEOs, except Mr. Hartman, was 100% of Base Compensation if achievement of 110% (i.e., $852,500 in Net Sales and $2.15 Non-GAAP EPS) or more of the target Net Sales and non-GAAP EPS performance goals were achieved. Under the terms of the EBP, the Compensation Committee reserves the right to exercise negative discretion with respect to each participant’s bonus amount. Mr. Hartman’s 2014 bonus potential was also 100% of Base Compensation, however his calculation was 50% based on the above calculation and 50% subjective as described in his Employment Letter. Mr. Hartman’s 2014 bonus payment was subject to proration for the portion of the year he served as Interim CEO or CEO under the terms of the Interim CEO Employment Letter and CEO Employment Letter. Mr. J. Corasanti did not receive a bonus in respect of the 2014 performance year (other than with respect to the holdback from the 2013 bonus, as described below).

For 2014, the Company achieved non-GAAP earnings per share of $1.92, or 98% of target, and Net Sales of $740,055, or 95% of target. Applying these results, the actual bonus earned by the NEOs was 31.8% of Base Compensation at December 31, 2014 for NEOs other than Mr. J. Corasanti. Mr. Hartman also received an additional payment of $157,562, based on the Compensation Committee’s assessment of his performance during 2014.

Below is a reconciliation of GAAP to non-GAAP EPS ($ in thousands):

Reported net income	$32,192
Facility consolidation costs	5,612
Total cost of sales	5,612
Administrative consolidation costs	3,354
Costs associated with management restructuring	12,546
Costs associated with shareholder activism	3,966
Costs associated with the purchase of a business	722
Costs associated with patent disputes and other matters	3,374
Total other expense	23,962
Total adjusted expense before income taxes	29,574
Provision (benefit) for income taxes on adjusted expense	(10,646)
New York State corporate tax reform	2,258
Adjusted net income	$53,378
Per share data:
Reported net income
Basic	$1.17
Diluted	1.16
Adjusted net income
Basic	$1.95
Adjusted	1.92

In addition, as provided for in the terms of the 2013 bonuses, 20% of the incentive payout from 2013 was held back

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to be paid in 2015 based on achieving at least 85% of the 2014 non-GAAP EPS target, or a minimum of $1.66. This was achieved and the payout took place in March 2015, and resulted in payments of $157,241 to Mr. J. Corasanti (pursuant to his Separation and Release Agreement, described below), $64,677 to Mr. Shallish, Jr., $63,781 to Mr. Pomilio, $58,597 to Mr. Jonas and $74,907 to Mr. Darling.

The Committee has the discretion, upon the recommendation of the CEO, to review at year-end the Company’s actual results, and may consider certain mitigating factors, such as one-time costs or other unique events not contemplated at the time the goals were established. The Committee in such circumstances may also consider the need to attract and retain executive talent and, in such instances, a discretionary bonus may be awarded to adjust for these factors. Although the Committee generally reserves the right to pay discretionary bonuses from time to time, no NEOs were awarded a discretionary bonus in 2014.

Annual Equity Compensation

Equity compensation, in the form of stock options, Stock Appreciation Rights (“SARs”), Restricted Stock Units (“RSUs”), or Performance Share Units (“PSUs”), is awarded to align the interests of NEOs with those of shareholders, to encourage long-term retention, and to provide a counter-balance to the incentives offered by the EBP which reward the achievement of comparatively short-term performance goals. Equity compensation awards to our NEOs are mainly granted under our Amended and Restated Long-Term Incentive Plan or, in certain circumstances, 2006 Stock Incentive Plan.

The Company’s equity compensation awards generally provide vesting periods of four or five years. The exercise price on all outstanding options and SARs is equal to the quoted closing price of the stock on the date of grant. SARs are only settled in shares of the Company’s stock. RSUs and PSUs are valued at the market value or closing price of the underlying stock on the date of grant, and generally provide for settlement in shares of the Company’s stock. Stock options, SARs, RSUs and PSUs are generally non-transferable other than on death and expire ten years from date of grant. The Company has a policy against cash buyouts of underwater options or SARs.

The Compensation Committee has historically taken a multi-tiered approach to equity compensation grants to NEOs whereby, the CEO’s and CFO’s equity compensation reflect a larger percentage of the overall compensation so that the CEO and CFO have a greater incentive to focus on long-term growth and strategic positioning, as well as regulatory and ethics compliance. The Compensation Committee generally determines the amount of equity compensation for each NEO other than the CEO, based in part, on recommendations from the CEO and Executive Vice President of HR. Historically this was done in the April-May time frame, with all actual grants generally made in May to be effective on June 1st or the closest business day to this date for ease of administration. In 2015, the Compensation Committee made annual grants to the Company’s officers, including the NEOs, in February to coincide with the review of the performance in 2014 and expectations in 2015. This timing coincides with the Company’s other annual incentive compensation actions. Although annual grants are generally intended to incentivize future performance, in determining the size of grants, the Committee may consider, among other factors, individual contributions and performance during the past fiscal year.

While there is no fixed formula for equity compensation grants, the Compensation Committee seeks to establish an appropriate balance between cash and non-cash compensation, short and long term incentives, at-risk compensation and the form of equity compensation. The Compensation Committee generally prefers a mix of equity grants to the NEOs but will alter such amounts to rebalance or alter the components of compensation to the extent it is deemed appropriate. In 2014 and 2015, NEOs receive a greater percentage of equity compensation in the form of SARs. SARs emphasize stock price appreciation given that value is only recognized when the stock price increases above the strike price. RSUs emphasize retention and stock ownership given the grants have value immediately upon vesting. The Compensation Committee believes that this mix is consistent with its philosophy that those employees, the NEOs in particular, who are in a position to most directly impact corporate performance should have the highest risk/reward potential tied to corporate performance.

Consistent with past years, our NEOs (other than Mr. Hartman) were granted annual awards of RSUs and SARs effective June 1, 2014. The annual equity grants made to NEOs in 2014 under the Amended and Restated Long-Term Incentive Plan have terms substantially similar to the terms of the June 1, 2013 equity grants, except that, upon a Change in Control of the Company, the 2014 annual NEO RSUs will not automatically vest and pay-out, but are instead subject to “double-trigger” vesting on a termination of the NEO’s employment by the Company other than for “cause” or by the NEO for “good reason” (each as defined in the award agreement) within two and one-half years following the Change in Control.

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Employment Contracts

As a general matter, the Company does not provide employment agreements to members of management in the U.S. The exceptions to this general policy are Change in Control Severance Agreements with all NEOs (other than Mr. Hartman) and certain executives. As of April 7, 2015, there are no Change in Control Severance Agreements with any of the NEOs.

Mr. Hartman’s Compensation Arrangements

Certain terms of Mr. Hartman’s compensation as Interim CEO were set forth in an offer letter provided by the Company in connection with his appointment, dated July 23, 2014 (the “Interim CEO Employment Letter”). Upon the Board’s appointment of Mr. Hartman as President and CEO of the Company on November 9, 2014, the Interim Offer Letter was superseded by a letter agreement providing the terms of his employment as President & CEO (the “CEO Employment Letter”).

The CEO Employment Letter provides Mr. Hartman with a base salary of $710,000 and a target bonus equal to 100% of his annual base salary, increased from his $600,000 annual salary and bonus target of 50% of annual base salary under the Interim CEO Employment Letter. Mr. Hartman’s 2014 bonus was pro-rated based on the number of days he was employed during 2014 from his start date of July 23, 2014. Mr. Hartman was also eligible to receive a special cash transition award in the discretion of the independent members of the Board, with a target amount equal to $300,000 on an annualized basis. This transition bonus opportunity was eliminated by the CEO Employment Letter. While he was employed as Interim CEO, Mr. Hartman was entitled to a housing allowance of $3,200 per month and benefits available to employees of the Company generally, but was not eligible to receive the fees or equity awards provided to non-employee directors. Mr. Hartman’s monthly housing allowance ended upon his appointment as CEO in November 2014.

Under the CEO Employment Letter, Mr. Hartman would be entitled to participate in a general severance plan that the Company expects to adopt (with an expected severance level of two times salary plus bonus for a non-change in control involuntary termination and three times salary plus bonus for a change in control involuntary termination). The CEO Employment Letter also provides that Mr. Hartman is subject to certain restrictive covenants, including confidentiality and non-disparagement covenants, and two-year post-termination restrictions on competition and solicitation of the Company’s customers and employees.

Under the Offer Letter, as Interim CEO Mr. Hartman received a grant of 32,500 RSUs, vesting in equal monthly installments over the one-year period following his appointment as Interim CEO (with any RSUs remaining unvested at the end of his employment as Interim CEO forfeited). The Offer Letter and CEO Employment Letter also provided for the grant of a one-time performance-based equity award (the “CEO Performance Award”), and the CEO Employment Letter contemplated a 2015 long-term incentive award with an expected value of approximately $2.25 million to $2.5 million. In accordance with the terms of the Offer Letter, the RSUs granted to Mr. Hartman as Interim CEO ceased vesting upon the grant of the CEO Performance Award in February 2015, at which time any such RSUs that remained unvested were forfeited.

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The CEO Performance Award was granted to Mr. Hartman, on February 24, 2015, in the form of performance-based awards (“PSUs”) under the Amended and Restated Long-Term Incentive Plan. The CEO Performance Award provides for a target number of 100,000 PSUs, with the actual number of PSUs earned ranging from 0% to a maximum of 200% of target depending on the Company’s total shareholder return relative to the S&P 1500 Health Care Equipment Select Index over the performance period of January 1, 2015 to December 31, 2019:

Relative Performance	Percentage of Target Units Earned
+15.8% above index	200%
+11.0% above index	150%
+8.2% above index	125%
+5.7% above index	100%
+3.6% above index	75%
+2.0% above index	50%
Below +2.0% above index	0%

The PSUs will be earned, in three separate tranches, subject to adjustment from 0% to 200% based on the Company’s performance as of each of the three vesting dates: (1) 20,000 PSUs (at target) on December 31, 2017, (2) 20,000 PSUs (at target) on December 31, 2018 and (3) 100,000 PSUs (at target) on December 31, 2019, less the number of PSUs paid out based on actual performance in respect of earlier vesting dates. In general, Mr. Hartman must remain employed through the applicable vesting date in order to receive payment in respect of earned PSUs. If Mr. Hartman becomes disabled or dies during the performance period, unvested PSUs will immediately become vested on a pro rata basis measured based on the number of months completed from January 1, 2015 until the termination date, relative to 60 months, with the number of vested PSUs deemed to be earned based on the level of actual performance achieved through the termination date.

Upon a “change in control” of the Company (as defined in the CEO Performance Award agreement), outstanding unvested PSUs will be deemed to be earned based on the level of performance actually achieved through the change in control date. In order to balance the risks of an outsized payment for a change in control occurring early in the performance period and take into account Mr. Hartman’s influence on the Company’s stock price, the number of PSUs earned is subject to downward adjustment for a change in control prior to the fifth year of the performance period, with the magnitude of the adjustment based on the change in control price, as follows:

	Percentage of Units Earned for a Change in Control (within the following periods after commencement of the Performance Period):
Price at Change in Control Date	0-12 months	13-24 months	25-36 months	37-48 months	49-60 months
$60 or less	20%	40%	60%	80%	100%
$60-$80	30%	40%	60%	80%	100%
$80-$105	45%	50%	60%	80%	100%
Above $105	60%	60%	60%	80%	100%

Earned PSUs will not automatically vest on a change in control, but will remain outstanding and continue to vest, subject to Mr. Hartman’s continued employment, upon the vesting dates described above, or earlier upon a termination of Mr. Hartman’s employment by the Company other than for “cause” or by Mr. Hartman for “good reason” (each as defined in the award agreement) within two years following the change in control.

The goal of the CEO Performance Award was to present Mr. Hartman with the opportunity to earn a superior payment for superior Company performance based on the Company’s total shareholder return relative to a peer index. The Company’s stock price performance is measured against total shareholder return over a five-year performance period, in order to motivate longer-term performance and provide incentives for Mr. Hartman to remain with the Company. The five-year period is balanced by opportunities to earn awards after the third and fourth years of the performance period to drive shorter-term business objectives.

Total shareholder return, compared to an index of our industry peers, was selected by the Compensation Committee

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as the CEO Performance Award’s sole performance measure in order to provide strong alignment with shareholder interests and permit multi-year performance measurement without the need to establish multi-year goals. A rigorous payout schedule was established, so that substantial outperformance is required in order to earn awards above target levels. No PSUs will be earned unless the Company’s total shareholder return exceeds the S&P 1500 Health Care Equipment Select Index by at least 2.0%, and in order for Mr. Hartman to earn the maximum number of PSUs, our total shareholder return for the performance period must exceed the index by 15.8%.

Change In Control Severance Agreements

Historically, and throughout 2014, the Company maintained Change in Control Severance Agreements with its NEOs (other than Mr. Hartman) in recognition that, as is the case with many publicly-traded corporations, the possibility of a “Change in Control” (defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors) may arise and that such possibility may result in the departure or distraction of the NEOs to the detriment of the Company and its shareholders. As a result, the Company had entered into Change in Control Severance Agreements with Mr. Shallish, Mr. Jonas and Mr. Pomilio to encourage the retention and focus of the NEOs in the event of any threat or occurrence of a Change in Control. Prior to their separation from the Company, Messrs. J. Corasanti and Darling were also each a party to a Change in Control Severance Agreement with the Company.

These Change in Control Severance Agreements were first entered into by the Company in 2000, and were amended in 2008 in order to conform to technical requirements under Section 409A of the Code (other than Mr. Darling’s agreement, which was entered into in 2010). Each Change in Control Severance Agreement provides that the covered NEO will not, in the event of the commencement of steps to effect a Change in Control, voluntarily leave the employ of the Company until the potential Change in Control has been terminated or until a Change in Control has occurred.

On April 7, 2015, each of Messrs. Jonas and Pomilio agreed to the termination of their Change in Control Severance Agreements with the Company, effective immediately. Mr. Shallish’s Change in Control Severance Agreement expired upon his retirement on March 31, 2015. Accordingly, the terms of these agreements will not apply for any termination of employment after April, 2015. As of the date of this proxy statement, no NEO is entitled to an excise tax gross-up in connection with a Change in Control, and as of May 2011, the Company has committed to not enter into agreements to gross-up excise taxes in agreements with executives in the future.

Mr. J. Corasanti’s Employment Agreement and Separation and Release Agreement

Prior to his separation, Mr. J. Corasanti was party to an employment agreement with the Company dated as of October 30, 2009 (as amended and restated). The agreement was scheduled to expire December 31, 2014. Annual compensation under Mr. J. Corasanti’s employment agreement provided for annual base salary at a rate of no less than $511,000 per year, deferred compensation contributions of at least $175,000 per year (set at $225,000 per year as of May 2013), lifetime health and life insurance for Mr. J. Corasanti and his dependents and certain additional fringe benefits. Mr. J. Corasanti was also entitled to participate in the Company’s employee equity compensation plan, other employee benefit plans and other compensatory arrangements as determined by the Board of Directors.

The Company entered into a separation and release agreement with Mr. J. Corasanti on July 22, 2014 in connection with his employment termination on this same date. Pursuant to the separation agreement, Mr. J. Corasanti received certain severance payments and benefits under the terms of his employment agreement. Mr. J Corasanti will remain subject to a non-competition restriction for two years following his termination, and perpetual non-disparagement and confidentiality restrictions provided under his employment agreement. Subject to his release of claims in favor of the Company, outstanding equity awards previously granted to Mr. J. Corasanti for his prior service vested in full and immediately became exercisable (other than SARs granted in 2014, which were canceled as of the termination date).

Additional details of Mr. J. Corasanti’s employment agreement and separation and release agreement are described in the narratives following and/or footnotes to the Summary Compensation Table, Non-Qualified Deferred Compensation Table and Potential Payments on Termination or Change in Control Table.

Mr. Darling’s Separation and Release Agreement

Mr. Darling’s position as the Company’s Executive Vice President, Commercial Operations was eliminated effective as of December 31, 2014 and his employment as an officer and employee of the Company and its subsidiaries terminated on that date. In connection with his employment termination, the Company entered into a separation and release agreement with Mr. Darling, dated December 9, 2014. Pursuant to the separation agreement, Mr. Darling received a lump sum payment of $385,770 (equal to his base salary), and is eligible to receive, beginning in January 2016, an amount equal to up to one-half his base salary ($192,885), payable in six equal monthly installments that will cease upon Mr. Darling’s commencement of a

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new employment or consulting arrangement. Mr. Darling is also eligible for reduced COBRA premiums for up to 18 months.

In addition, as described in further detail in the narratives following and/or footnotes to the Summary Compensation Table and Potential Payments on Termination or Change in Control Table, in March 2015, Mr. Darling also received $74,907 representing the 20% holdback from the 2013 Bonus Plan and $122,675 representing the amount earned under the 2014 Executive Bonus Plan. Mr. Darling remains subject to the non-disparagement and confidentiality restrictions pursuant to his confidentiality agreement with the Company, and the Company has waived certain post-employment restrictions that would have been applicable to Mr. Darling.

Prior to his separation, Mr. Darling was party to an Executive Severance Agreement with the Company. This Agreement provides that upon a change of control of Linvatec Corporation (as defined in the Executive Severance Agreement) where Mr. Darling did not retain the title of President and comparable responsibilities or is terminated without cause during the first eighteen months of such change in control, Mr. Darling is entitled to payment of his salary then in effect for eighteen months. If a Change in Control of the Company (as defined in the Change in Control Severance Agreement) occurred, Mr. Darling would not be eligible for payments under the Executive Severance Agreement. Mr. Darling’s Change in Control Severance Agreement and Executive Severance Agreement were extinguished upon his separation from the Company.

Retention Agreements

On July 23, 2014, the Company entered into retention letter agreements (the “Retention Letters”) with Mr. Jonas, Mr. Pomilio and Mr. Shallish. The Retention Letters provide for a cash bonus in the amount of the NEO’s annual base salary, payable on June 30, 2015, subject to the NEO’s continued employment with the Company through that date or earlier termination of employment by the Company without “cause” or by the NEO for “good reason” (as each term is defined in the Retention Letters). In the event of the NEO’s termination due to death or “disability” (as defined in the Retention Letters) prior to June 30, 2015, such bonus becomes payable, and is subject to proration.

The Retention Letters also provide, in the event of an employment termination by the Company without cause or by the NEO for good reason, in either case prior to June 30, 2016, for a special severance payment equal to one and one-half times the sum of the NEO’s annual base salary then in effect plus the target annual cash incentive award, and for accelerated vesting of outstanding equity awards (other than SARs granted in 2014, which will be cancelled upon such termination), subject in each case to a release of claims in favor of the Company. In addition, as a condition to eligibility for benefits thereunder, the Retention Letters provide that each covered NEO thereby waived any claim that a “change in control” has occurred or may occur in the future under the Company’s equity compensation plans and such NEO’s respective Change in Control Severance Agreement with the Company relating (in any way) to the changes in the Board of Directors in 2014.

Mr. Shallish’s Retirement Agreement

In December 2014, Mr. Shallish announced his intention to retire from his position as the Company’s Executive Vice President, Finance and CFO effective March 31, 2015. Mr. Pomilio was appointed as our Vice President, Finance and CFO effective April 1, 2015.

In connection with his retirement, the Company agreed that Mr. Shallish will receive payment of the retention bonus pursuant to his letter agreement with the Company dated July 23, 2014. Mr. Shallish’s retirement will be deemed to be with the consent of the Compensation Committee of the Board, and in accordance with their terms, any outstanding, unvested equity awards held by him as of March 31, 2015 vested, and any vested SARs will remain exercisable for one year after his retirement. These payments are described in further detail in the narratives following and/or footnotes to Potential Payments on Termination or Change in Control Table.

Executive Severance Plan

As described above in connection with the discussion of Mr. Hartman’s employment letter, the Company expects to adopt a general severance plan and expects certain executives, including the NEOs, to participate in such plan. As of the date of this proxy statement, no such plan has been adopted by the Company or finalized or approved by the Board or Compensation Committee, and as such the terms of any severance plan remain subject to the sole discretion of the Board and the Compensation Committee. It is generally anticipated that, as discussed above in the description of the CEO Employment Letter, Mr. Hartman’s expected severance level is two (2.0) times salary and bonus for a non-change in control involuntary termination and three (3.0) times salary and bonus for a change in control involuntary termination. Mr. Pomilio’s expected

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severance level, as CFO, is one and one-half (1.5) times salary and bonus for a non-change in control involuntary termination and two and one-half (2.5) times salary and bonus for a change in control involuntary termination. Mr. Jonas’ expected severance level is one (1.0) times salary and bonus for a non-change in control involuntary termination without cause or for good reason and two (2.0) times salary and bonus level for a change in control involuntary termination without cause or for good reason.

Retirement Benefits

All employees in the United States, including the NEOs, are eligible to participate in the Retirement Savings Plan and were eligible to participate in the Retirement Pension Plan if employed by the Company prior to May 14, 2009.  The Company maintains the Benefits Restoration Plan for eligible employees including the NEOs.  The following summary of the terms of these plans is qualified in its entirety by reference to the complete plan documents.

Retirement Pension Plan

As of May 14, 2009, pension accruals under the CONMED Corporation Retirement Pension Plan were frozen and participants will not accrue any additional benefits after that date.

Retirement Savings Plan

The Retirement Savings Plan (the “Savings Plan”) is a tax-qualified (401(k)) retirement savings plan pursuant to which all U.S. employees are eligible after completing three months of service, including the NEOs who meet the Savings Plan’s requirements.  Effective January 1, 2010, the Savings Plan was amended to provide a 100% matching contribution up to a maximum of seven percent of the participant’s (including each NEO’s) compensation.

Benefits Restoration Plan

The Company has established a Benefits Restoration Plan effective January 1, 2010. The Benefits Restoration Plan is a funded nonqualified deferred compensation plan that provides eligible employees, which include the NEOs, the opportunity to defer receipt of up to 50% of base salary and up to 100% of incentive compensation and to receive seven percent (7%) matching contributions or other contributions from the Company that would otherwise be unavailable under our Savings Plan because of limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). In addition, similar to the Savings Plan, the Company has discretion to contribute to the Benefits Restoration Plan in addition to the match. The funds are invested based upon the investments selected by the participant from the investments available under the Savings Plan.

A participant is 100% vested in the participant’s contributions and any earnings. The Company’s match and any discretionary contributions to a participant’s deferred compensation account vest subject to a “Rule of 65”, which is defined so that vesting occurs when the sum of the participant’s age plus years of service equal to 65. Upon a “change in control”, the unvested portion of a participant’s account will automatically become vested. For purposes of the Benefits Restoration Plan, a “change in control” has the meaning provided in any written agreement between any participant and the employer, if applicable, and if there is no such written agreement with the employer defining a change in control, then a change in control generally means an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors.

Split-Dollar Life Insurance

Prior to December 31, 2001, the Company had paid certain premiums associated with split-dollar life insurance policies with face amounts totaling $2,500,000 for the benefit of Joseph J. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2014, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies was $279,740. This amount (if any) will be repaid to the Company on Mr. J. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

Perquisites

The Company has historically provided certain perquisites to the NEOs to provide convenience and support services that the Company viewed as customary and necessary to attract, motivate and retain executive talent. Effective January 1,

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2015, all executive officer perquisites were eliminated.

Prior to 2015 (and during 2014), the Company provided a perquisite allowance to each of the NEOs. The perquisite allowance paid to our NEOs in 2014 was $1,500 per month, other than for Mr. Hartman and Mr. J. Corasanti. This allowance replaces any other perquisite costs which may have previously been reimbursed. The Company also provides long-term care insurance to certain NEOs. Each of these benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table. No perquisite provided to any NEO is “grossed up” for associated taxes.

Prior to his separation from the Company, Mr. J. Corasanti’s monthly perquisite allowance was $3,200, and he was reimbursed for certain life insurance policy premiums and provided with a car leased by the Company. During the period he served as our Interim CEO, Mr. Hartman received a $3,200 temporary monthly housing allowance intended to cover temporary housing, meals and incidental expenses limited to the period in which he was to serve as interim CEO. The temporary monthly allowance ended upon his appointment as our CEO on a non-interim basis.

Recoupment Policy

In the interest of further aligning the interests of the NEOs with those of our shareholders, the Company’s Recoupment Policy allows the Committee to require any participant or former participant in the EBP or recipient of performance based equity awards in any of the prior three years to repay to the Company all or a portion of the amount received in connection with a fiscal year in which either (i) there was a recalculation of a financial or other performance metric related to the determination of a bonus award or performance-based equity award due to an error in the original calculation or (ii) there was a restatement of earnings for the Company due to material noncompliance with any financial reporting requirement under either GAAP or federal securities laws, other than as a result of changes to accounting policy, rules or regulation; and (iii) the restated earnings or corrected performance measurement would have (or likely would have) resulted in a smaller award than the amount actually received by the participant. A similar recoupment provision is extended to non-executives who participate in other Company incentive programs.

Stock Ownership Guidelines and Hedging Policies

The Company’s stock ownership guidelines are designed to encourage share ownership so that our executives have a direct stake in the Company’s future and to directly align their interests with those long-term interests of the shareholder.  The ownership guidelines cover all NEOs. The guidelines are as follows:

NEO	Ownership Guideline
President & CEO	4x salary
CFO	3x salary
All other NEOs	1x salary

The following share types are included under these guidelines:  shares directly owned, shares jointly owned and estimated net after tax shares of unvested RSUs.  Share ownership guidelines for officers reaching the age of 62 are reduced by 50%.  Executives are required to be in compliance with these guidelines within five years of becoming subject to this policy.  These ownership guidelines also contain a holding period for equity-based awards until such time as the minimum share ownership is achieved.  A complete copy of these guidelines is available on the Company’s website in the investor relations section.

The Company also prohibits its officers and directors from holding any derivatives other than those issued by the Company.  The intention of this policy is to align the interests of senior management with those of the holders of the Common Stock.

Mr. Hartman became subject to this policy as of July 2014, and as such must attain the required ownership guidelines (4.0x salary) by July 2019. As of December 31, 2014, Mr. Hartman’s eligible holdings were approximately 2.6x his salary. Accordingly, all continuing NEOs were in compliance with the guidelines as assessed as of December 31, 2014.

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Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated executive officers, other than the Chief Financial Officer, employed on the last day of any fiscal year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee considers deductibility as one factor when making a decision regarding executive compensation. In order to maximize the deductibility of the executives’ pay, the shareholder-approved EBP and Amended and Restated Long Term Incentive Plan are structured such that performance-based annual incentive bonuses and performance based equity compensation paid under those plans for our most senior executives should constitute qualifying performance-based compensation under Section 162(m). However, in some cases, the Committee may determine it is appropriate to provide compensation that may exceed deductibility limits in order to recognize performance, meet market demands and retain key executives.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee,

Dirk M. Kuyper (Chair)

Jerome J. Lande                      Stephen M. Mandia

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Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary[1] ($)	Stock Awards[2] ($)	Option/ SAR Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total
Curt R. Hartman – President & Chief Executive Officer	2014	$262,406	$1,305,670	$0	$257,771	$0	$49,020	$1,874,867
Joseph J. Corasanti – Former President & Chief Executive Officer[7]	2014	$360,378	$2,757,563	$1,591,749	$0	$119,476	$6,450,954	$11,280,120
	2013	$805,853	$823,250	$610,706	$405,412	$98,073	$184,074	$2,927,368
	2012	$764,185	$652,250	$460,981	$441,237	$153,107	$185,584	$2,657,344
Robert D. Shallish, Jr. - Executive Vice President, Finance & Chief Financial Officer	2014	$330,851	$1,469,708	$799,222	$170,599	$31,913	$59,098	$2,861,391
	2013	$320,755	$230,510	$146,570	$166,276	$0	$61,491	$925,602
	2012	$311,454	$156,540	$103,260	$195,970	$80,199	$62,053	$909,476
Joseph G. Darling – Executive Vice President, Commercial Operations[8]	2014	$381,939	$116,740	$87,119	$197,582	$7,405	$28,392	$819,177
	2013	$371,858	$131,720	$97,713	$192,576	$0	$49,133	$843,000
	2012	$361,132	$104,360	$73,757	$156,359	$4,087	$48,618	$748,313
Daniel S. Jonas – Executive Vice President, Legal Affairs & General Counsel	2014	$298,972	$145,925	$104,543	$154,562	$55,072	$48,704	$807,778
	2013	$290,622	$131,720	$97,713	$150,647	$0	$55,422	$726,124
	2012	$280,146	$104,360	$73,757	$176,496	$29,954	$57,092	$721,805
Luke A. Pomilio - Executive Vice President, Controller and Corporate General Manager	2014	$328,692	$145,925	$104,543	$168,236	$73,126	$57,527	$878,049
	2013	$316,871	$331,800	$117,256	$163,974	$0	$51,595	$981,496
	2012	$307,516	$104,360	$73,757	$193,256	$39,773	$57,894	$776,556

(1)	Salary reflects actual salary earned and, for Mr. J. Corasanti, deferred compensation credited during 2013 and 2012. Salary levels are adjusted annually typically in May. Accordingly, salary levels listed in the Compensation Discussion and Analysis (the “CD&A”) may not match amounts actually paid during the course of the year.

(2)	Amounts in this column reflect the grant date fair value of RSUs in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. Mr. Hartman’s fair value of awards includes the 1,000 RSUs awarded as a Director of the Company as well as the 32,500 RSUs awarded on July 23, 2014 when he was appointed Interim Chief Executive Officer. In addition, this includes 66,250 unvested RSUs that accelerated upon Mr. J. Corasanti’s termination as defined in his termination agreement and, for Mr. Shallish, this includes the unvested awards that will vest upon his retirement. The acceleration of 11,440 unvested RSUs was first approved by the Board on July 20, 2014 if Mr. Shallish

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retired after June 30, 2015. Mr. Shallish’s retirement agreement was subsequently approved by the Board on December 9, 2014 stating that all unvested shares would accelerate upon his retirement date of March 31, 2015 and included a total of 17,350 RSUs. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2014 Annual Report on Form 10-K (available at http://www.conmed.com).

(3)	Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. This includes 125,000 unvested SARs that accelerated upon Mr. J. Corasanti’s termination as defined in his termination agreement. For Mr. Shallish, this includes the unvested SARs that will vest upon his retirement. The acceleration of 23,800 unvested SARs was first approved by the Board on July 20, 2014 if Mr. Shallish retired after June 30, 2015. Mr. Shallish’s retirement agreement was subsequently approved by the Board on December 9, 2014 stating that all unvested shares would accelerate upon his retirement date of March 31, 2015 and included a total of 38,550 SARs. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2014 Annual Report on Form 10-K.

(4)	Non-Equity Incentive Plan Compensation represents earnings under the Company’s EBP and, for Mr. Hartman, his employment letter (as more fully described in the CD&A). For all NEOs, this is calculated as a percentage of their Base Compensation (as defined in the CD&A).

(5)	Amounts in this column represent the increase in the actuarial value of defined benefit plans during 2014 and 2012 of the executive’s accumulated benefit under the CONMED Corporation Retirement Pension Plan. For 2013, the actuarial value decreased by $44,357, $19,546, $2,821, $26,431 and $35,096 for Mr. J. Corasanti, Mr. Shallish, Mr. Darling, Mr. Jonas and Mr. Pomilio, respectively. Actuarial value computations are based on the assumptions established in accordance with Compensation – Retirement Benefits Topic of the FASB ASC and discussed in Note 9, (“Employee Benefit Plans”), to the Consolidated Financial Statements in Item 15 to the Company’s 2014 Annual Report on Form 10-K.

In addition, Mr. J. Corasanti earned deferred compensation pursuant to his amended and restated employment agreement, as more fully described in the CD&A. This table reflects only that interest earned on deferred compensation amounts that is considered to be above-market. This above-market interest amounted to $77,467, $98,073 and $102,838 for 2014, 2013 and 2012, respectively.

(6)	All Other Compensation consists of the following:

	401k Employer Contributions(a)	Benefit Restoration Plan Employer Contributions(b)	Director Fees(c)	Payments Upon Termination(d)	Certain Other Payments(e)	Total All Other Compensation
Curt R. Hartman	$—	$—	$37,500	$—	$11,520	$49,020
Joseph J. Corasanti	$17,500	$36,042	$—	$6,357,403	$40,009	$6,450,954
Robert D. Shallish, Jr.	$17,500	$17,643	$—	$—	$23,955	$59,098
Joseph G. Darling	$10,392	$—	$—	$—	$18,000	$28,392
Daniel S. Jonas	$7,800	$18,473	$—	$—	$22,431	$48,704
Luke A. Pomilio	$15,485	$19,664	$—	$—	$22,378	$57,527

(a)	Amounts represent 2014 Company contributions to employee 401(k) plan accounts on the same terms offered to all other employees.

(b)	Amounts represent 2014 Company contributions to the Benefits Restoration Plan.

(c)	Director fees include $37,500 for Mr. Hartman’s position as a Director of the Company (until the commencement of his employment as Interim CEO on July 23, 2014).

(d)	In connection with the termination of his employment, as further described in CD&A, Mr. J. Corasanti received certain payments and benefits under the terms of his amended and restated employment agreement with the Company, dated as of October 30, 2009 comprised of (i) $4,304,114 cash severance, (ii) $157,241 representing the

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hold back payment from the 2013 Bonus Plan that was payable in accordance with the terms of the 2014 Executive Bonus Plan, (iii) $1,002,945 representing the present value of interest earned on the outstanding balance of his fully vested deferred compensation plan as of his termination date and (iv) $893,103 in respect to life time health and life insurance benefits, and three years worth of long term care insurance, perk allowance and a car allowance.

(e)	Certain other payments include payments relating to an automobile lease for Mr. J. Corasanti through July 22, 2014; payments for supplemental long-term care insurance policies for Messrs. J. Corasanti, Shallish, Jonas and Pomilio and a temporary housing allowance for Mr. Hartman until he assumed the role as permanent President and CEO on November 9, 2014. Beginning in 2012, each NEO was provided a perquisite allowance that is included in Certain Other Payments as further described in the CD&A. The amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such NEOs. All other compensation does not include the costs for health insurance, long-term disability insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above.

(7)	Mr. J. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014.

(8)	Mr. Darling resigned from the Company effective December 31, 2014.

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Grants of Plan-Based Awards

The table below summarizes the estimated cash awards under the Executive Bonus Plan (EBP) as well as equity compensation granted during 2014. Information regarding the terms of these awards can be found under the headings “Non-Equity Incentive Plan” and “Equity Compensation” in the CD&A.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)[5]
Curt R. Hartman	3/01/2014 7/23/2014 N/A	— — $55,147	— — $315,123	— — $315,123	— — —	— — —	— — —	1,000 32,500 —	— — —	— — —	$46,620 $1,259,050 $ —

Joseph J. Corasanti[6]	6/01/2014 6/01/2014 N/A 7/22/2014 7/22/2014	— — $105,663 — —	— — $301,896 — —	— — $603,791 — —	— — — — —	— — — — —	— — — — —	— 16,250 — 66,250 —	40,625 — — — 125,000	$44.90 — — — $28.45[4]	$544,493 $729,625 $ — $2,027,938 $1,047,256

Robert D. Shallish, Jr.	6/01/2014 6/01/2014 N/A 7/20/2014 7/20/2014 12/9/2014 12/9/2014	— — $58,290 — — — —	— — $166,544 — — — —	— — $333,087 — — — —	— — — — — — —	— — — — — — —	— — — — — — —	— 4,550 — 11,440 — 17,350 —	9,750 — — — 23,800 — 38,550	$44.90 — — — $34.93[4] — $32.70[4]	$130,678 $204,295 $ — $489,174 $203,004 $776,239 $465,540

Joseph G. Darling[7]	6/01/2014 6/01/2014 N/A	— — $67,510	— — $192,885	— — $385,770	— — —	— — —	— — —	— 2,600 —	6,500 — —	$44.90 — —	$87,119 $116,740 $ —

Daniel S. Jonas	6/01/2014 6/01/2014 N/A	— — $52,811	— — $150,889	— — $301,777	— — —	— — —	— — —	— 3,250 —	7,800 — —	$44.90 — —	$104,543 $145,925 $ —

Luke A. Pomilio	6/01/2014 6/01/2014 N/A	— — $57,483	— — $164,237	— — $328,474	— — —	— — —	— — —	— 3,250 —	7,800 — —	$44.90 — —	$104,543 $145,925 $ —

(1)	Non-Equity Incentive Compensation represents earnings under the Company’s EBP. The threshold and target compensation for Mr. J. Corasanti, Mr. Shallish, Mr. Darling, Mr. Jonas and Mr. Pomilio represents 17.5% and 50%, respectively of Base Compensation (as defined in the CD&A) at December 31, 2014. The maximum compensation represents 100% of Base Compensation. During 2014, NEOs with corporate responsibility earned non-equity incentive compensation equal to 31.8% of salary as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The threshold and target compensation for Mr. Hartman represents 17.5% and 100%, respectively, of Base Compensation (as defined in the CD&A) at December 31, 2014. Mr. Hartman earned 81.8% of salary on a pro-rata basis as further described in his employment letter.

(2)	The amounts shown in column (i) represent the total RSUs awarded to the named executive officers. Awards granted on June 1, 2014 vest annually over a period of five years and are valued at the market price of the stock on the date of grant. The 1,000 RSUs granted to Mr. Hartman on March 1, 2014 represent the amount granted when he became a Director of the Company and vested over 90 days. Mr. Hartman was subsequently granted 32,500 RSUs upon his

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appointment to the interim Chief Executive Officer position on July 23, 2014. These RSUs were scheduled to vest in equal installments of 2,708 shares per month until the earlier of July 23, 2015 or the grant of his one-time performance award as described in his employment letter with the Company dated November 9, 2014. This performance award was granted on February 27, 2015 and, therefore, Mr. Hartman received 18,956 of the RSUs and the remaining 13,544 were forfeited. Mr. J. Corasanti’s RSUs accelerated upon his resignation from the Company effective July 22, 2014, and Mr. Shallish’s RSUs accelerated upon his retirement effective March 31, 2015, as described in his December 9, 2014 retirement agreement. The acceleration of Mr. Shallish’s unvested equity awards was first approved by the Board on July 20, 2014, based on a retirement date following June 30, 2015, and subsequently re-approved by the Board on December 9, 2014, based on a retirement date of March 31, 2015.

(3)	The amounts shown in column (j) represent the total number of SARs awarded to the NEOs. These awards vest annually in equal installments over a period of five years. Mr. J. Corasanti’s SARs granted in 2014 were cancelled upon his resignation from the Company effective July 22, 2014. Mr. Shallish’s outstanding SARs accelerated upon his retirement effective March 31, 2015 as described in his December 9, 2014 retirement agreement. The acceleration of Mr. Shallish’s unvested equity awards was first approved by the Board on July 20, 2014, based on a retirement date following June 30, 2015, and subsequently re-approved by the Board on December 9, 2014, based on a retirement date of March 31, 2015.

(4)	The exercise price represents a weighted average exercise price of all SARs that are subject to accelerated vesting for Mr. J. Corasanti and Mr. Shallish as noted above.

(5)	During 2014, NEOs earned RSUs and SARs as reported in the “Stock Awards” and “Option/SAR Awards” columns of the Summary Compensation Table.

(6)	Mr. J. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014.

(7)	Mr. Darling resigned from the Company effective December 31, 2014.

Material terms related to the NEOs’ compensation are described in the CD&A, footnotes to the Summary Compensation Table, Grants of Plan-Based Awards table and under the section “Potential Payments on Termination or Change-in-Control”.

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Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards[15]					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[16]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Curt R. Hartman	—	—	—	—	—	18,959[1]	$852,397	—	—

Joseph J. Corasanti[2]	—	—	—	—	—	—	—	—	—

Robert D. Shallish, Jr.[3]	10,000 — — 8,400 — — — 3,000 — — —	— 2,800 — 5,600 — 8,400 — 12,000 — — 9,750	— — — — — — — — — — —	$29.92 $19.26 — $27.63 — $26.09 — $32.93 — — $44.90	3/31/2016 3/31/2016 — 3/31/2016 — 3/31/2016 — 3/31/2016 — — 3/31/2016	— — 1,200 — 2,400 — 3,600 — 5,600 4,550 —	— — $53,952 — $107,904 — $161,856 — $251,776 $204,568 —	— — — — — — — — — — —	— — — — — — — — — — —

Joseph G. Darling[4]	10,000 4,000 2,000	— — —	— — —	$26.69 $26.09 $32.93	3/31/2015 3/31/2015 3/31/2015	— — —	— — —	— — —	— — —

Daniel S. Jonas	— — — — — — — — — —	2,000[5] — 4,000[6] — 6,000[7] — 8,000[8] — — 7,800[9]	— — — — — — — — — —	$19.26 — $27.63 — $26.09 — $32.93 — — $44.90	6/1/2020 — 6/1/2021 — 6/1/2022 — 6/1/2023 — — 6/1/2024	— 800[5] — 1,600[10] — 2,400[12] — 3,200[13] 3,250[14] —	— $35,968 — $71,936 — $107,904 — $143,872 $146,120 —	— — — — — — — — — —	— — — — — — — — — —

Luke A. Pomilio	10,000 10,000 8,000 8,000 — 6,000 — — 4,000 — 2,400 — — — —	— — — 2,000[5] — 4,000[6] — — 6,000[7] — 9,600[8] — — — 7,800[9]	— — — — — — — — — — — — — — —	$29.92 $26.69 $16.46 $19.26 — $27.63 — — $26.09 — $32.93 — — — $44.90	5/17/2017 6/1/2018 6/1/2019 6/1/2020 — 6/1/2021 — — 6/1/2022 — 6/1/2023 — — — 6/1/2024	— — — — 800[5] — 1,600[10] 2,000[11] — 2,400[12] — 4,000[13] 4,000[13] 3,250[14] —	— — — — $35,968 — $71,936 $89,920 — $107,904 — $179,840 $179,840 $146,120 —	— — — — — — — — — — — — — — —	— — — — — — — — — — — — — — —

(1)	Mr. Hartman was granted 32,500 RSUs upon his appointment to the Interim Chief Executive Officer position on July

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23, 2014. These RSUs were scheduled to vest in equal installments of 2,708 shares per month until the earlier of July 23, 2015 or the grant of his one-time performance award as described in his employment agreement with the Company dated November 9, 2014. This performance award was granted on February 27, 2015, and, therefore, he received 18,956 of these RSUs and the remaining 13,544 were forfeited.

(2)	Mr. J. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014. All unvested equity awards (other than SARs granted in 2014) became vested and exercisable as of the date of his termination and remained exercisable for a period of 90 days.

(3)	Mr. Shallish retired from the Company on March 31, 2015. In accordance with his retirement agreement, all unvested equity awards became vested and will remain exercisable for a period of one year from his retirement date.

(4)	Mr. Darling resigned from the Company effective December 31, 2014 and forfeited all unvested awards. For exercisable SARs, he was permitted 90 days from his termination date to exercise.

(5)	Scheduled to vest on June 1, 2015.

(6)	Scheduled to vest in equal installments of 2,000 shares per year for Mr. Jonas and Mr. Pomilio on June 1, 2015 and June 1, 2016.

(7)	Scheduled to vest in equal installments of 2,000 shares per year for Mr. Jonas and Mr. Pomilio on June 1, 2015, June 1, 2016 and June 1, 2017.

(8)	Scheduled to vest in equal installments of 2,400 shares per year for Mr. Pomilio and 2,000 shares per year for Mr. Jonas beginning on June 1, 2015, June 1, 2016, June 1, 2017 and June 1, 2018.

(9)	Scheduled to vest in equal installments of 1,560 shares per year for Mr. Jonas and Mr. Pomilio beginning on June 1, 2015 and each June 1st thereafter until 2019.

(10)	Scheduled to vest in equal installments of 800 shares per year for Mr. Jonas and Mr. Pomilio on June 1, 2015 and June 1, 2016.

(11)	Scheduled to vest in equal installments of 1,000 shares per year for Mr. Pomilio on June 1, 2015 and June 1, 2016.

(12)	Scheduled to vest in equal installments of 800 shares per year for Mr. Jonas and Mr. Pomilio on June 1, 2015, June 1, 2016 and June 1, 2017.

(13)	Scheduled to vest in equal installments of 1,000 shares per year for Mr. Pomilio and 800 shares per year for Mr. Jonas on June 1, 2015, June 1, 2016, June 1, 2017 and June 1, 2018.

(14)	Scheduled to vest in equal installments of 650 shares per year for Mr. Pomilio and Mr. Jonas on June 1, 2015 and each June 1st thereafter until 2019.

(15)	All outstanding option awards are SARs.

(16)	Value shown for unvested RSUs is based on the December 31, 2014 year-end closing stock price on the NASDAQ of $44.96.

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Option Exercises and Stock Vested

(a)	(b)	(c)	(d)	(e)
	Option Awards[1]		Stock Awards[3]
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise[2] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[4] ($)
Joseph J. Corasanti[5]	540,000	$7,985,725	95,250	$3,911,025

Curt R Hartman	0	$0	14,541	$591,470

Robert D. Shallish, Jr.[6]	32,600	$366,833	5,800	$260,420

Joseph G. Darling[7]	10,000	$255,000	8,100	$363,690

Daniel S. Jonas	10,000	$174,020	4,000	$179,600

Luke A. Pomilio	0	$0	6,200	$278,380

(1)	Amount relates to stock option and SAR exercises during 2014.

(2)	Calculated by multiplying the number of shares purchased by the difference between the exercise price of the stock option or SAR and the market price of the Common Stock on the date of exercise.

(3)	Amount relates to the RSUs, and in the case of Mr. Darling the PSUs, that vested during 2014.

(4)	Calculated by multiplying the number of shares vested by the market price of the Common Stock on the date of vesting.

(5)	Mr. J. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014.

(6)	Mr. Shallish retired from the Company on March 31, 2015.

(7)	Mr. Darling resigned from the Company effective December 31, 2014.

Pension Benefits

Under the CONMED Retirement Pension Plan (“Retirement Plan”), upon the later of the attainment of age 65 or the completion of 5 years of participation, our NEOs are entitled to annual pension benefits equal to the greater of: (a) 1.65% of a participant's average monthly compensation multiplied by years of benefit service with the product being reduced by 0.65% of a participant’s monthly covered wages multiplied by years of benefit service (not to exceed 35) or (b) the benefit the participant would have been entitled to prior to December 31, 2003. Special plan provisions exist for early retirement, deferred retirement, death or disability prior to eligibility for retirement and lump sum benefit payments. A participant is 100% vested after five years of service. The participant may elect one of the following forms of payment: lump sum distribution for benefits earned through December 31, 2003, single life annuity or joint and survivor annuity.

The table below shows the present value of accumulated benefits payable to each of the NEOs, except Mr. Hartman as he was not a participant in the Retirement Plan, including the number of years of service credited to each such NEO, under the CONMED Corporation Retirement Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. As discussed in the CD&A under the heading “Retirement Pension Plan”, pension accruals were frozen under the Retirement Plan effective May 14, 2009, therefore no additional benefits accrued after that date. As a result, years of actual service for NEOs will not equal the years of credited service noted below.

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(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During the Last Fiscal Year ($)

Joseph J. Corasanti[2]	CONMED Corporation Retirement Pension Plan	15	$154,904	$131,622

Robert D. Shallish, Jr.[3]	CONMED Corporation Retirement Pension Plan	18	$316,543	$23,014

Joseph G. Darling[4]	CONMED Corporation Retirement Pension Plan	1	$32,563	$0

Daniel S. Jonas	CONMED Corporation Retirement Pension Plan	9	$203,074	$0

Luke A. Pomilio	CONMED Corporation Retirement Pension Plan	12	$269,645	$0

(1)	Amounts in this column reflect the present value of accumulated benefits in accordance with Compensation – Retirement Benefits Topic 715 of FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 9, (“Employee Benefit Plans”), to the Consolidated Financial Statements in Item 15 to the Company’s 2014 Annual Report on Form 10-K.

(2)	Mr. J. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014.

(3)	Mr. Shallish retired from the Company on March 31, 2015.

(4)	Mr. Darling resigned from the Company effective December 31, 2014.

Non-Qualified Deferred Compensation

The table below shows the executive contributions, Company contributions and aggregate earnings related to deferred compensation for all NEOs except Mr. Hartman as he was not eligible to participant in the Benefits Restoration Plan during 2014. Deferred compensation was provided to Mr. J. Corasanti as described in his employment agreement. Refer to the section title “CEO Employment Agreement” in the CD&A for further details. Effective January 1, 2010, the Company began offering a Benefits Restoration Plan to eligible employees, including all NEOs. This Plan provides the opportunity to defer receipt of up to 50% of base salary and up to 100% of annual cash incentive compensation and to receive 7% matching contributions from the Company that would otherwise be unavailable under our 401(k) plan because of limits imposed by the Code. Refer to the section “Retirement Benefits - Benefits Restoration Plan” in the CD&A for further details.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY2 ($)	Registrant Contributions in Last FY3 ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Joseph J. Corasanti [1]	$52,730	$36,042	$1,183,557	($50,784)	$4,994,399

Robert D. Shallish, Jr.	$49,384	$17,643	$19,493	$0	$300,695

Joseph G. Darling[4]	$20,980	$0	$8,836	($136,346)	$108,506

Daniel S. Jonas	$52,565	$18,473	$16,606	$0	$288,779

Luke A. Pomilio	$119,505	$19,664	($14,505)	$0	$861,207

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(1)	Mr. J. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014. As described above, Mr. J. Corasanti received deferred compensation pursuant to his employment agreement as well as his participation in the Benefits Restoration Plan. Amounts credited pursuant to his employment agreement in the “Registrant Contributions” column were fully vested when credited and payable over a period of up to 120 months with interest. Amount in the “Aggregate Earnings” column includes above market interest of $77,467 for 2014 and all interest earned as of his date of termination, totaling $1,002,945, which is included in the “Deferred Compensation” and “Other” columns, respectively, of the Summary Compensation Table. Mr. J. Corasanti earns 10% interest on the portion of the outstanding balance he earned through December 31, 2004 and earned interest at the prime rate of JP Morgan at December 31st of each year plus two percent on the portion of the outstanding balance he earned subsequent to December 31, 2004, for total market interest of $63,081.

(2)	Executive contributions related to the Benefit Restoration Plan were included in aggregate earnings in 2014.

(3)	Registrant contributions related to the Benefit Restoration Plan were included in earnings in 2014.

(4)	Mr. Darling resigned from the Company effective December 31, 2014 and was not vested in the Benefit Restoration Plan. As a result, all employer contributions and earnings thereon were forfeited.

Potential Payments on Termination or Change in Control

Termination/No Change in Control

The table below represents the earnings Mr. Shallish, Mr. Jonas and Mr. Pomilio would receive if they were terminated or resigned for good reason on December 31, 2014 and no change in control occurred. The table assumes the termination by the Company without cause (each as defined in the Retention Letters). Mr. Hartman’s CEO Employment Letter in effect as of December 31, 2014 does not include an entitlement for payments or benefits upon a termination of employment. However, as described in the CD&A, under the CEO Employment Letter, Mr. Hartman is entitled to participate in a general severance plan that the Company expects to adopt (with an expected severance level of two times salary plus bonus for a non-change in control involuntary termination and three times salary plus bonus for a change in control involuntary termination).

	Salary Continuation or Severance[1] ($)	Benefits or Perquisites ($)	Accelerated SAR Vesting[2] ($)	Accelerated RSU Vesting[2] ($)	Total ($)
Robert D. Shallish, Jr.[3]	$999,261	$0	$471,876	$780,056	$2,251,193
Daniel S. Jonas	$905,331	$0	$330,180	$505,800	$1,741,311
Luke A. Pomilio	$985,422	$0	$349,428	$811,528	$2,146,378

(1)	Amount is determined pursuant to the Retention Letters discussed in the CD&A, and represents a lump sum equal to one and one-half (1.5) multiplied by the sum of annual salary in effect on July 23, 2014 and the target non-equity incentive plan compensation plus the cash retention bonus due on June 30, 2015, equal to $333,087, $301,777 and $328,474, respectively, for Messrs. Shallish, Jonas and Pomilio. See footnote 3 below for a discussion of the payments and benefits that Mr. Shallish actually received in connection with his retirement from the Company on March 31, 2015.

(2)	Amount represents the accelerated vesting of all outstanding RSUs and all outstanding SARs (other than SARs granted in 2014 which would not accelerate and would be canceled). Vested SARs remain exercisable for 90 days following the termination date. The value shown for unvested SARs represents the difference between the exercise

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price and December 31, 2014 year-end closing stock price on the NASDAQ of $44.96. The value shown for unvested RSUs is based on the December 31, 2014 year-end closing stock price on the NASDAQ of $44.96.

(3)	Mr. Shallish retired as our Chief Financial Officer effective March 31, 2015. In connection with his retirement, he received payment of the $333,087 retention bonus pursuant to his letter agreement with the Company dated July 23, 2014, but was not eligible to receive any additional amounts in respect to his severance entitlement or benefit and perquisite continuation. In addition, Mr. Shallish’s unvested equity awards held by him as of March 31, 2015 vested, and vested SARs will remain exercisable for one year after his retirement.

The table below represents the earnings Mr. J. Corasanti earned upon his resignation as President, Chief Executive Officer and Director of the Company effective July 22, 2014. Pursuant to the terms of his employment agreement, Mr. J. Corasanti is subject to a two year post-termination non-compete following the termination of his employment and a perpetual non-disclosure covenant. The table below does not include payments in respect to Mr. J. Corasanti’s deferred compensation, which is reported in the Non-Qualified Deferred Compensation Table, as Mr. J. Corasanti was fully vested in his deferred compensation benefits and did not receive any enhanced payments upon termination of employment.

	Salary Continuation or Severance ($)	Benefits or Perquisites ($)	Accelerated SAR Vesting[3] ($)	Accelerated RSU Vesting[3] ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Payments and Benefits for Joseph J. Corasanti	$4,304,114[1]	$893,103[2]	$1,783,625	$2,830,200	$157,241[4]	$9,968,283

(1)	Amount represents a lump sum equal to three multiplied by the sum of salary and the average of bonus, deferred compensation and incentive compensation earned over the past three years.

(2)	Amount includes the present value total of all previously-vested life time benefits (including life and health insurance) and the present value of total perquisites for three years.

(3)	Amount represents the accelerated vesting of all outstanding RSUs and SARs (other than SARs granted in 2014 which were not accelerated and were canceled). The value shown for unvested SARs represents the difference between the exercise price and the July 22, 2014 closing stock price on the NASDAQ of $42.72. The value shown for unvested RSUs represents the July 22, 2014 closing stock price on the NASDAQ of $42.72 multiplied by the number of RSUs that vested.

(4)	Amount represents earnings from the 20% “holdback” from the 2013 Bonus Plan.

Mr. Joseph Darling resigned from the Company effective December 31, 2014. In accordance with his termination agreement, Mr. Darling received a lump sum cash payment equal to $385,770. He is also entitled to an additional amount of up to $192,885 paid in six equal monthly installments beginning in January 2016, provided Mr. Darling certifies on a monthly basis to the Company that he remains unemployed and is not acting as a consultant or agent earning income since his date of termination. Mr. Darling also received $74,907 representing the 20% holdback from the 2013 Bonus Plan and $122,675 representing the amount earned under the 2014 Executive Bonus Plan.

Under the terms of the Company’s pre-2015 equity award programs, the vesting date for all outstanding SARs and RSUs granted to any NEO would accelerate to the date of termination due to death or disability. These amounts are identical to the amounts reported under the headings “Accelerated SAR Vesting” and “Accelerated RSU Vesting” in the Termination/Change in Control Table.

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Termination/Change in Control

On April 7, 2015, each of Messrs. Jonas and Pomilio agreed to the termination of their Change in Control Severance Agreements with the Company, effective immediately. Accordingly, the compensation and benefits payable under the Change in Control Severance Agreements (including the Code Section 280G excise tax “gross-up” provision) will not apply for any termination of employment after April 2015, and as of the date of this proxy statement no NEO (or other executive officer of the Company) is covered by an arrangement providing for such an excise tax gross-up. During 2014, each NEO (except Mr. Hartman) was party to a Change in Control Severance Agreement with the Company. The description below sets forth the payments and benefits that would have been payable as a result of a Change in Control on December 31, 2014 and qualifying termination for each NEO on that date. As described above, as of December 31, 2014, Mr. Hartman is under the CEO Employment Letter, Mr. Hartman is entitled to participate in a general severance plan that the Company expects to adopt (with an expected severance level of two times salary plus bonus for a non-change in control involuntary termination and three times salary plus bonus for a change in control involuntary termination).

The Change in Control Severance Agreements that were in effect as of December 31, 2014 provided that if, within two and one-half years after a Change in Control, the NEO’s employment with the Company was terminated by the Company other than for Cause or by the NEO for Good Reason (as such capitalized terms were defined in the Change in Control Severance Agreements), the NEO would have been entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary plus (ii) the highest of the bonuses earned during the three years prior to such termination; (b) continuation of all medical, dental, accident, disability, long-term care and life insurance benefits or other fringe benefits and reimbursement of certain expenses for a period of three years and (c) a pro-rated annual bonus for the calendar year of such termination. “Cause” generally meant the NEO’s willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates. “Good Reason” included, following a Change in Control, any material and adverse change in the NEO’s duties, responsibilities, titles or offices with the Company, a material reduction in the rate of annual base salary or annual target bonus opportunity, any requirement that the NEO be based more than 50 miles from the office where he is located at the time of the Change in Control, a substantial increase in obligations to travel on Company business and the discontinuation of (or material reduction of benefits under) any material employee benefit compensation welfare benefit or fringe benefit plan in which the NEO is eligible to participate in immediately prior to such Change in Control. For the NEOs, the Change in Control Severance Agreements that were in effect as of December 31, 2014 provided for gross-up for any excise tax that may have become due as a result of such Change in Control (to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount). The Company remains committed to not enter into agreements to gross-up excise taxes in future Change in Control Severance agreements with future executives.

Name	Salary Continuation or Severance[1] ($)	Benefits or Perquisites[2] ($)	Deferred Compensation[3] ($)	Accelerated Option/SAR Vesting[4] ($)	Accelerated RSU Vesting[4] ($)	Section 280G Gross-Up5 ($)	Total
Robert D. Shallish, Jr.	$2,123,542	$123,803	$0	$472,461	$780,056	$0	$3,499,862

Daniel S. Jonas	$1,913,346	$94,203	$0	$330,648	$505,800	$0	$2,843,997

Luke A. Pomilio	$2,094,133	$141,358	$0	$349,896	$811,528	$1,008,607	$4,405,522

(1)	Amount represents the highest annual executive bonus plan compensation earned over the past three completed fiscal years plus three multiplied by the sum of the highest salary earned over the past twelve months and highest annual executive bonus plan compensation earned over the past three completed fiscal years. It also includes the Retention Bonus due on June 30, 2015 as defined in the Retention Letters, equal to $333,087, $301,777 and $328,474, respectively, for Messrs. Shallish, Jonas and Pomilio. See footnote 3 to the “Termination/No Change in Control” table above, for a discussion of the payments and benefits that Mr. Shallish actually received in connection with his retirement from the Company on March 31, 2015.

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(2)	Amount includes the present value of medical, dental, disability, long-term care (as applicable), life insurance and total perquisites for three years.

(3)	No NEOs would receive any accelerated or enhanced deferred compensation payments or benefits upon a Change in Control.

(4)	As provided to all participants in the pre-2014 equity award compensation plans, upon a Change in Control, the vesting date for all outstanding SARs, RSUs and PSUs will accelerate to the date of the Change in Control. RSUs granted in 2014 will not automatically vest, but are instead subject to “double-trigger” as further described under “Annual Equity Compensation” in CD&A. The value shown for unvested SARs, represents the difference between the exercise price and December 31, 2014 year-end closing stock price on the NASDAQ of $44.96. Value shown for unvested RSUs and PSUs is based on the December 31, 2014 year-end closing stock price on the NASDAQ of $44.96.

(5)	Compensation and benefits in excess of three times an executive’s five-year average compensation may be subject to a non-deductible 20% excise tax under Section 280G of the Code. To provide that the actual economic value of Change in Control benefits is equivalent for all participants, Change in Control Severance Agreements that were in effect as of December 31, 2014 provided for a gross-up of this tax to the extent that the amounts giving rise to the excise tax levied on the executive are greater than 10% of the “golden parachute” safe-harbor amount. Amounts in this column estimate the tax gross-up assuming a Change in Control date of December 31, 2014 at a stock price of $44.96 per share. As a result of the expiration or termination of the Change in Control Severance Agreements for Messrs. Shallish, Jonas and Pomilio, as of the date of this proxy statement none of our NEOs are eligible for an excise tax gross-up in connection with Section 280G of the Code.

DIRECTOR COMPENSATION

The Company uses a mix of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. Director compensation consists of a mix of an annual retainer and equity compensation for non-employee directors.

The Compensation Committee and the full Board of Directors generally review director fees every three years. The Compensation Committee reviewed the fees in 2013 with the assistance of Semler Brossy, a compensation consultancy, and did not make any changes.

Cash Compensation Paid to Directors

For 2014, each director received compensation as described below:

Annual Retainers
(Paid Quarterly)	Chairman (None if Executive Officer)	$90,000 (two times director fee)
	Lead Independent Director	$60,000
	Directors (Non-Executive only)	$45,000
	Audit Committee Chair	$30,000
	Audit Committee Member	$15,000
	Governance/ Compensation Chair	$15,000
	Governance/ Compensation Committee Member	$7,500

During 2014, the Search Committee was formed to identify candidates for the permanent Chief Executive Officer position. The Chair of the Search Committee earned $15,000 and the Search Committee Members each earned $12,000.

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Beginning in 2014, no director compensation was paid to employee Directors (other than compensation earned by Mr. Hartman as an independent director prior to his appointment as Interim CEO). In addition, it is anticipated in 2015 a comprehensive review of the Director fees will occur. We believe the Company’s director compensation continues to be below the median for the Company’s peer companies.

Equity Compensation Awarded to Directors

In 2014, non-employee directors received 3,000 RSUs and 1,000 SARs which vest on June 1, 2015. In 2015, non-employee directors will receive 3,000 RSUs and 1,000 SARs, annually, which will vest one year from the grant date. The 2014 and 2015 awards will be issued from the 2007 Non-Employee Director Plan. As Mr. Daniels and Dr. Schwartz did not stand for re-election, they received cash payments calculated as the 90 day trailing value of Common Stock as of June 1, 2014 multiplied by 3,000 and then pro-rated for one-third of the year for a total payment of $45,650 each.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brian Concannon	$68,250	$118,920	$11,524	$0	$0	$0	$198,694

Eugene R. Corasanti[3]	$0	$0	$0	$0	$0	$0	$0

Joseph J. Corasanti[4]	$0	$0	$0	$0	$0	$0	$0

Bruce F. Daniels[5]	$100,025	$0	$0	$0	$0	$0	$100,025

Charles M. Farkas	$42,000	$118,920	$11,524	$0	$0	$0	$172,444

Jo Ann Golden	$71,250	$118,920	$11,524	$0	$0	$0	$201,694

Curt R. Hartman	$0	$0	$0	$0	$0	$0	$0

Dirk M. Kuyper	$60,000	$118,920	$11,524	$0	$0	$0	$190,444

Jerome J. Lande	$68,250	$165,540	$11,524	$0	$0	$0	$245,314

Stephen M. Mandia	$77,625	$118,920	$11,524	$0	$0	$0	$208,069

Stuart J. Schwartz[5]	$92,525	$0	$0	$0	$0	$0	$92,525

Mark E. Tryniski	$127,500	$118,920	$11,524	$0	$0	$0	$257,944

(1)	Amounts in this column reflect the grant date fair value of RSUs in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2014 Annual Report on Form 10-K (available at http://www.conmed.com).

(2)	Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2014 Annual Report on Form 10-K.

(3)	Mr. E. Corasanti resigned from the Board effective July 23, 2014.

(4)	Mr. J. Corasanti resigned from the Board effective July 22, 2014.

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(5)	Mr. Daniels and Mr. Schwartz retired from the Board effective September 10, 2014. In lieu of equity, Mr. Daniels and Mr. Schwartz received cash payments calculated as the 90 day trailing value of Common Stock as of June 1, 2014 multiplied by 3,000 and then pro-rated for one-third of the year for a total payment of $45,650 each. These amounts are included in the “Fees Earned and Paid in Cash” column of the table.

Below is a summary of the SARs and RSUs outstanding for non-employee Directors as of December 31, 2014.

Name	Option/SAR Awards Outstanding (#)	Stock Awards Outstanding (#)
Brian Concannon	2,000	3,000

Bruce F. Daniels(1)	4,000	0

Charles M. Farkas	1,000	3,000

Jo Ann Golden	2,500	3,000

Dirk M. Kuyper	2,000	3,000

Jerome J. Lande	1,000	3,000

Stephen M. Mandia	12,500	3,000

Stuart J. Schwartz(1)	9,500	0

Mark E. Tryniski	12,500	3,000

(1)	Mr. Daniels and Mr. Schwartz retired from the Board effective September 10, 2014. Upon retirement, they were given one year to exercise any outstanding SARs.

Director Stock Ownership Requirements and Hedging Policy

In order to give the directors a direct stake in the Company’s future and to directly align their interests with those long-term interests of the shareholders, effective July 31, 2009, the Company adopted guidelines to encourage outright share ownership by directors. The ownership guidelines required directors to own 2,000 shares. As of December 31, 2013, the Company amended the ownership guidelines to require directors to own four times the annual retainer and the existing directors were given three years to comply. Any new directors will be required to be in compliance with these guidelines within five years of becoming subject to this policy. The following share types are included under these guidelines: shares directly owned, shares jointly owned, estimated net after tax shares of unvested RSUs and shares held in saving plan accounts. These ownership guidelines also contain a holding period for equity-based awards until such time as the minimum share ownership is achieved. A complete copy of these guidelines is available on the Company’s website in the investor relations section.

The Company also prohibits its directors from holding any derivatives other than those issued by the Company. The intention of this policy is to align the interests of the Board of Directors with those of the holders of the Common Stock.

All directors were in compliance with these guidelines as assessed as of December 31, 2014.

Vice Chairman Separation Benefits

Mr. Eugene Corasanti resigned from the Board and his role as Vice Chairman effective July 23, 2014, and was entitled to payments and benefits upon his termination pursuant to an agreement with the Company. The benefits included payment of his vested lifetime benefits for life and health insurance, car allowances and club membership dues (the present value of which totaled $283,180), and the acceleration of all unvested RSUs and SARs, the value of which totaled $80,521. This total does not include payments in respect of Mr. E. Corasanti’s deferred compensation as Mr. E. Corasanti was fully vested in his deferred compensation benefits and did not receive any enhanced payments upon termination of employment.

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BOARD OF DIRECTORS AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors, which is presently composed of Brian Concannon, Charles M. Farkas, Jo Ann Golden, Curt R. Hartman, Dirk M. Kuyper, Jerome J. Lande, Stephen M. Mandia and Mark E. Tryniski, establishes the compensation plans and specific compensation levels for Mr. Hartman and for other executive officers through the Compensation Committee, and administers the Company’s equity incentive plans through the Compensation Committee.

Until July 23, 2014, Eugene R. Corasanti served as a director of the Company, and until July 22, 2014, Joseph J. Corasanti, the son of Eugene R. Corasanti and the former President and Chief Executive Officer of the Company, served as a director of the Company and an officer of several of the Company’s subsidiaries.

As of December 31, 2014, the Company employed the following persons who are related to certain persons who were officers of the Company in 2014 in the manner indicated below. Employees who are related to officers and/or directors whose total compensation is less than $120,000 are not listed below.

Employee Name and Position	Officer(s) and/or Director(s) to whom Employee is Related	Relationship of Employee to Officer
David Corasanti[4], Marketing Manager	Eugene R. Corasanti[1]	Son
	Joseph J. Corasanti[2]	Brother

Alan Rust[4], Corporate Distribution Director	William W. Abraham[3]	Son-in-law

(1)	Mr. E. Corasanti resigned as Vice Chairman and Director effective July 23, 2014.

(2)	Mr. J. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014.

(3)	Mr. Abraham retired from the Company effective September 30, 2014.

(4)	As of February 3, 2015 Mr. D. Corasanti and Mr. Rust are no longer employed by the Company.

Compensation for the above-referenced employees, consisting solely of salary and bonus, ranged from $131,000 to $180,000 during 2014.

In March 2003, the Audit Committee adopted a written charter specifying that it would pre-approve all transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The charter requirement was incorporated into a policy in November 2003 under which requests for pre-approvals can be submitted to the Chair of the Audit Committee for pre-approval, with the Chair to report any such pre-approvals at the next scheduled meeting of the Audit Committee. Under the policy, such related-person transactions must be approved or ratified by the Audit Committee. Further, any related-party transaction in which the projected spending is over $50,000 requires management to secure competitive bids to ensure that any proposal is reasonable with respect to costs. The Committee may also determine that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board. Related persons include any of our directors or executive officers and their family members.

In considering whether to approve or ratify any related-person transaction, the chair or Committee, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to: the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; the Company’s prior dealings, if any, with the related party; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

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To identify related-person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware.

INSURANCE FOR DIRECTORS AND OFFICERS

The Company has entered into directors’ and officers’ insurance policies with Travelers Casualty and Surety Company of America, Federal Insurance Company, Illinois National Insurance Company, Liberty Insurance Underwriters Inc. and XL Specialty Insurance Co. covering the period from May 31, 2014 through May 31, 2015 at a total cost of $633,855 which covers directors and officers of the Company and its subsidiaries.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is being mailed with this proxy statement to shareholders of record on April 9, 2015. The annual report does not constitute a part of the proxy soliciting material and is not deemed “filed” with the SEC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of April 9, 2015, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and director nominee, by each of the NEOs and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Brian Concannon	8,000	*
Joseph J. Corasanti(1)	3,737	*
Charles M. Farkas	4,235	*
Jo Ann Golden	20,543	*
Curt R. Hartman	20,529	*
Daniel S. Jonas	26,222	*
Dirk M. Kuyper	8,000	*
Jerome J. Lande(2)	1,635,800	5.93
Stephen M. Mandia	37,900	*
Luke A. Pomilio	88,868	*
Robert D. Shallish, Jr.	124,916	*
Mark E. Tryniski	31,500	*
Directors and executive officers as a group (19 persons)(3)	2,197,509	7.87
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	2,445,108	8.86
Dimensional Fund Advisors LP(5) Building One 6300 Bee Cave Road Austin, TX 78746	2,323,731	8.42
FMR LLC(6) 245 Summer Street Boston, MA 02210	1,958,247	7.10
Visium Asset Management, LP(7) 888 Seventh Avenue New York, NY 10019	1,912,376	6.93
The Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	1,698,142	6.15
Coppersmith Capital Management, LLC(9) 1370 Sixth Ave, 25th Floor New York, New York 10019	1,630,800	5.91

Unless otherwise set forth above, the address of each of the above listed shareholders is c/o

CONMED Corporation, 525 French Road, Utica, New York 13502

*	Less than 1%.

(1)	Includes 750 shares owned beneficially by the wife and 2,100 shares owned beneficially by the children of Joseph J. Corasanti. Mr. Corasanti resigned as President, Chief Executive Officer and Director effective July 22, 2014.

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(2)	Includes 1,630,800 shares that Mr. Lande is deemed to indirectly beneficially own as a Managing Member of Coppersmith Capital Management, LLC based on his shared voting power and shared dispositive power with respect to such shares. (Refer to footnote 9).

(3)	Includes 48,210 RSUs that will vest within 60 days held by the Directors, NEOs and the executive officers of the Company. As of April 9, 2015 the Company’s directors and executive officers as a group (19 persons) are the beneficial owners of 1,859,229 shares of Common Stock (excluding options, RSUs and SARs), which is approximately 6.74% of the Common Stock outstanding.

(4)	An Amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on January 22, 2015 indicates beneficial ownership of 2,445,108 shares of Common Stock by virtue of having sole voting power over 2,378,675 shares of Common Stock and sole power to dispose of 2,445,108 shares of Common Stock in its role as investment advisor for certain funds.

(5)	An Amendment to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 5, 2015 indicates beneficial ownership of 2,323,731 shares of Common Stock by virtue of having sole power to vote over 2,269,544 shares and sole power to dispose of 2,323,731 shares of Common Stock.

(6)	An Amendment to Schedule 13G filed with the SEC by FMR LLC on February 13, 2015 indicates beneficial ownership of 1,958,247 shares of Common Stock by virtue of having sole power to vote over 647 shares and sole power to dispose of 1,958,247 shares of Common Stock.

(7)	A Schedule 13G filed with the SEC by Visium Asset Management, LP and certain other persons on February 12, 2015 indicates that (1) Visium Asset Management, LP; Visium Balanced Master Fund, Ltd.; JG Asset, LLC and Jacob Gottlieb beneficially own 1,912,376 shares of Common Stock by virtue of having shared voting power over 1,912,376 shares of Common Stock and shared power to dispose of 1,912,376 shares of Common Stock and (2) Visium Balanced Master Fund, Ltd. beneficially owns 1,666,408 shares of Common Stock by virtue of having shared voting power over 1,666,408 shares of Common Stock and shared power to dispose of 1,666,408 shares of Common Stock. According to the Schedule 13G, the shares of Common Stock reported therein have been acquired on behalf of discretionary clients of Visium Asset Management, LP, including 1,666,408 shares of Common Stock on behalf of Visium Balanced Master Fund, Ltd.

(8)	An Amendment to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 9, 2015 indicates beneficial ownership of 1,698,142 shares of Common Stock by virtue of having sole voting power over 37,330 shares of Common Stock, sole power to dispose of 1,663,612 shares of Common Stock and shared power to dispose of 34,530 shares of Common Stock.

(9)	An Amendment to Schedule 13D filed with the SEC by Coppersmith Capital Management, LLC on February 27, 2014 indicates beneficial ownership of 1,630,800 shares of Common Stock by virtue of having sole voting power over 1,630,800 shares and having sole power to dispose 1,630,800 shares of Common Stock.

On April 9, 2015, the record date, there were 678 shareholders of record of the Company’s Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Exchange Act, and furnished to the Company pursuant to Rule 16a-3(e) thereunder, each person who, at any time during its fiscal year ended December 31, 2014, was a director, officer or beneficial owner of more than 10% of the Company’s Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed.

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Exhibit A

CONMED CORPORATION

AMENDED AND RESTATED 2015 LONG TERM INCENTIVE PLAN

As amended on February 25, 2015

1	PURPOSE.

The purpose of the Amended and Restated 2015 Long-Term Incentive Plan of CONMED Corporation (the “Plan”) is to promote the long term financial interests of CONMED Corporation (the “Company”), including its growth and performance, by encouraging employees of the Company and its subsidiaries who provide important services to the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company’s stockholders. To achieve these purposes, the Company may grant Awards of Stock Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights, Performance Shares, Performance Share Units and Other Awards to key employees selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan.

The CONMED Corporation 1999 Long-Term Incentive Plan was originally adopted by the Board of Directors of CONMED Corporation on March 3, 1999, and was approved by the stockholders of CONMED Corporation on May 18, 1999. The CONMED Corporation 1999 Long-Term Incentive Plan expired on December 31, 2008, was amended and restated effective as of February 24, 2009, again as of February 29, 2012, and is hereby further amended and restated effective as of February 25, 2015 subject to the approval by the stockholders of CONMED Corporation at the May 28, 2015 Annual Shareholder Meeting.

The amendments made to the Plan shall affect only Awards granted on or after the “Effective Date” (as hereinafter defined). Awards granted prior to the Effective Date shall be governed by the terms of the Plan and Award Agreements as in effect prior to the Effective Date. The terms of the Plan as hereby amended and restated are not intended to affect the interpretation of the terms of the Plan as they existed prior to the Effective Date for Awards granted prior to the Effective Date. In the event that this Amended and Restated 2015 Long-Term Incentive Plan is not approved by the stockholders of CONMED Corporation, the Amended and Restated 2015 Long-Term Incentive Plan shall be null and void and of no force or effect, but the Plan as amended and restated effective as of February 29, 2012 and the Awards granted thereunder (or under any prior version of the Plan) on or prior to May 28, 2015 shall remain in full force and effect.

2	DEFINITIONS. The following definitions are applicable to the Plan:
2.1	“Award” shall mean an award determined in accordance with the terms of the Plan.
2.2	“Award Agreement” shall mean the agreement evidencing an Award as described in Section 12.1 of the Plan.
2.3	“Board of Directors” shall mean the Board of Directors of the Company.
2.4	“Cause” shall mean, unless otherwise provided in an Award Agreement, (a) with respect to a Participant employed pursuant to a written employment or similar agreement which includes a definition of “Cause,” “Cause” as defined in that agreement, (b) the willful and continued failure by a Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its affiliates.
2.5	“Committee” shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board as the Board may select from time to time to administer the Plan pursuant to Section 4. The Committee shall be composed of not less than two directors of the Company. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or employee of the Company or of any subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be comprised solely of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and in such a manner as to
A-1

satisfy the “non-employee” director standard contained in Rule 16b-3 promulgated under the Exchange Act.

2.6	“Common Stock” shall mean the common stock, par value $.01 per share, of the Company.
2.7	“Covered Employee” means, at the time of an Award (or such other time as required or permitted by Section 162(m) of the Internal Revenue Code) (i) the Company’s Chief Executive Officer (or an individual acting in such capacity), (ii) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are “covered employees” under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (iii) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.
2.8	“Effective Date” means the date the Plan is approved by the stockholders of CONMED Corporation.
2.9	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.10	“Fair Market Value” shall mean, per share of Common Stock, the closing price of the Common Stock on the NASDAQ Stock Market or, if applicable, principal securities exchange on which the shares of Common Stock are then traded, or, if not traded, the price set by the Committee.
2.11	“Good Reason” means, unless otherwise provided in an Award Agreement, (a) with respect to a Participant employed pursuant to a written employment or similar agreement which includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Participant, the occurrence of any of the following in the absence of the Participant’s written consent: (i) any material and adverse change in the Participant’s position or authority with the Company as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Participant; (ii) the transfer of the Participant’s primary work site to a new primary work site that is more than 50 miles from the Participant’s primary work site in effect immediately before a Change in Control; or (iii) a diminution of the Participant’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees, provided that (x) if the Participant does not deliver to the Company a written notice of termination within 60 days after the Participant has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason and (y) the Participant must give the Company 30 days to cure the event constituting Good Reason.
2.12	“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
2.13	“Participant” shall mean an employee of the Company or any subsidiary, in each case who is selected by the Committee to participate in the Plan.

3	SHARES SUBJECT TO THE PLAN.
3.1	Subject to adjustment as provided in Section 17 of the Plan, the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall be equal to the number of shares available for grant under the Amended and Restated Long-Term Incentive Plan, plus an additional 2,000,000 shares, all of which are available for the grant of incentive stock options. Notwithstanding anything contained herein to the contrary, in no event shall more than 2,000,000 shares of Common Stock (subject to adjustment as provided in Section 17 of this Plan) be available in the aggregate for the issuance of Common Stock pursuant to Performance Shares, Performance Share Units, Restricted Shares, Restricted Share Units and Other Awards granted under the Plan. The shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares or shares acquired in the open market specifically for distribution under the Plan, as the Company may from time to time determine. The maximum number of shares with respect to which Stock Options or Stock Appreciation Rights may be granted to an individual in any calendar year is 300,000 shares of Common Stock. The maximum number of shares of Common Stock with respect to which Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units or Other Awards that, in each case, are intended to qualify as performance-based compensation under Section 162(m) of the Code may be granted to an individual Participant in any calendar year is, in each case, 300,000 shares of Common Stock (or, to the extent that such Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value of such number of shares of Common Stock at the closing price on the last trading day of
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the performance period), subject to adjustment pursuant to Section 17. For purposes of the immediately preceding sentence, “trading day” shall mean a day in which the shares of Common Stock are traded on the NASDAQ Stock Market or, if applicable, the principal securities exchange on which the shares of Common Stock are then traded.
3.2	Except as described below, if any Award under the Plan, in whole or in part, expires unexercised, is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, if shares of Common Stock are surrendered or withheld from any Award to satisfy a Participant’s income tax or other withholding obligations, or if shares of Common Stock owned by the Participant are tendered to pay for the exercise of a stock option under the Plan, then those shares covered by such expired, forfeited, terminated or canceled Awards or the number of shares equal to the number of shares surrendered or withheld in respect thereof shall again become available to be delivered pursuant to Awards granted under the Plan. Shares of Common Stock that are subject to a SAR granted in tandem with a Stock Option but not issued on exercise of the Stock Option shall not thereafter be available to be delivered pursuant to Awards under the Plan. Any shares of Common Stock (a) delivered by the Company, (b) with respect to which Awards are made by the Company and (c) with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Common Stock available for Awards under this Plan. Shares of Common Stock which may be delivered pursuant to Awards may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or otherwise acquired for the purposes of the Plan.

4	ADMINISTRATION.
4.1	The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents or officers of the Company, or to one or more third party consultants, accountants, lawyers or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.
4.2	Subject to the provisions of the Plan, the Committee (or its delegate, within limits established by the Committee, with respect to non-Covered Employees and employees who are not subject to Section 16 of the Exchange Act) shall have the authority in its sole discretion to (i) exercise all of the powers granted to it under the Plan (including but not limited to, selection of the Participants, determination of the type, size and terms of Awards to be made to Participants, determination of the shares, share units or types of Other Awards subject to Awards, the restrictions, conditions and contingencies to be applicable in the case of specific Awards, and the time or times at which Awards shall be exercisable or at which restrictions, conditions and contingencies shall lapse), (ii) construe, interpret, and implement the Plan and all Award Agreements, (iii) establish, prescribe, amend and rescind any rules and regulations relating to the Plan, including rules governing its own operations, (iv) determine the terms and provisions of any agreements entered into hereunder, (v) make all other determinations necessary or advisable for the administration of the Plan, (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect, (vii) amend any outstanding Award Agreement to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, or, to the extent permitted under applicable tax laws, to waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or reflect a change in the Participant’s circumstances (e.g., a change to part time employment status) and (viii) determine whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended (including, without limitation, canceling underwater options without payment to the Participant), (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee and (3) Awards may be settled by the Company, any of its subsidiaries or affiliates or any of its or their designees. Other than as provided in Section 17, the Committee shall not be permitted to reduce the exercise price of a Stock Option (or reduce the reference price of a Stock Appreciation Right) after such Award has been granted.
4.3	Subject to the terms of this Plan and terms and limitations as the Committee shall determine, the Committee may delegate its authority to grant Awards to Participants to the Company’s Chief Executive Officer, who may with the written concurrence of at least one other executive officer, grant Awards, subject to annual calendar year limits of
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20,000 shares subject to Awards per Participant and 300,000 shares subject to Awards in the aggregate, in the case of Awards made (a) in situations where the Company is seeking to attract a new hire or recognize employees for special achievements, (b) to new employees as a result of the acquisition by the Company of another company, whether by merger or purchase of stock or substantially all of its assets, which Awards are deemed appropriate by the Chief Executive Officer in connection with the retention of newly acquired employees or (c) in other special circumstances except that no such delegation may be made in the case of Awards to Covered Employees or persons who are subject to the provisions of Section 16 of the Exchange Act. If the Company’s Chief Executive Officer grants Awards to Participants under this Section 4.3, the Chief Executive Officer will promptly thereafter provide written notice to the Committee that such Awards were granted. To the extent that the Committee delegates its authority as provided by this Section 4.3, all references in this Plan to the Committee's authority to make Awards shall be deemed to include the Chief Executive Officer. The annual limits described in this Section 4.3 may be modified by the Committee with respect to any year or all future years and shall be subject to adjustment as provided in Section 17.1.
4.4	Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.
4.5	No Liability. No member of the Board of Directors or the Committee or any employee of the Company or its subsidiaries or affiliates (each such person, a “Covered Person”) shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
5	ELIGIBILITY. All employees of the Company and its subsidiaries, in each case who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee in its sole discretion, are eligible to be Participants in the Plan. In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries eligible to participate in the Plan to receive equity awards consistent with legal requirements. The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify that Participant from, participation in any other grant of an Award.
6	AWARDS. Awards under the Plan may consist of: (i) stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options) granted pursuant to Section 7 (“Stock Options”), (ii) performance shares granted pursuant to Section 8.1 (“Performance Shares”), (iii) performance share units granted pursuant to Section 8.1 (“Performance Share Units”), (iv) stock appreciation rights granted pursuant to Section 9 (“Stock Appreciation Rights” or “SARs”), (v) restricted shares granted pursuant to Section 10 (“Restricted Shares”), (vi) restricted share units granted pursuant to Section 10 (“Restricted Share Units”) and (vii) other types of equity-based Awards which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, granted pursuant to Section 11 (“Other Awards”). Awards of Performance Shares, Performance Share Units, Restricted Shares, Restricted Share Units and Other Awards may provide the Participant with voting rights but may not provide for the payment of dividends or dividend equivalents, in each case, prior to vesting. Notwithstanding any other provision of
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the Plan to the contrary, all Awards under the Plan shall be subject to (a) a minimum vesting schedule of at least twelve months following the date of grant of the Award, provided that such vesting schedule (1) may be on a monthly or quarterly pro-rata basis and (2) shall not apply to Awards that are assumed or substituted for in connection with Section 21 of the Plan; and (b) the Company’s Recoupment Policy, as it may be amended from time to time.
7	STOCK OPTIONS. The Award Agreement pursuant to which any Stock Option that is intended to qualify as an incentive stock option is granted shall specify that the option granted thereby shall be treated as an incentive stock option. The Award Agreement pursuant to which any nonstatutory stock option is granted shall specify that the option granted thereby shall not be treated as an incentive stock option. The Committee shall establish the option price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Stock Options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable for a period of more than ten years after their date of grant. The option price of each share as to which a Stock Option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and such other consideration. The Committee, in its sole discretion, may grant to a Participant the right to transfer Common Stock acquired upon the exercise of a part of a Stock Option in payment of the exercise price payable upon immediate exercise of a further part of the Stock Option.
8	PERFORMANCE AWARDS.
8.1	Performance Shares and Performance Share Units. Performance Shares may be granted in the form of actual shares of Common Stock or as Performance Share Units having a value equal to an identical number of shares of Common Stock. In the event that a stock certificate is issued in respect of Performance Shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the Performance Shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee in accordance with Section 8.2 below, and shall be reflected in the Award Agreement pursuant to which the Performance Shares or Performance Share Units are granted. The Committee shall determine in its sole discretion whether Performance Share Units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.
8.2	Performance Goals. The Committee may establish performance goals with respect to any Award using one or more of the following objectives: (a) market share (including, without limitation, the market share of trading volume in certain types of securities), (b) earnings, (c) earnings per share, (d) operating profit, (e) operating margin, (f) return on equity, (g) return on assets, (h) total return to stockholders, (i) technology improvements, (j) return on investment capital, (k) revenue growth, (l) cash flow, (m) reliability and (n) quality objectives. In addition, Awards may be subject to comparisons of the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. If an Award of Performance Shares or Performance Share Units is made on such basis, the Committee shall establish the relevant performance conditions, in writing, within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Internal Revenue Code). Following the completion of each performance period and prior to the payment of any Award, the Committee shall certify in writing whether the performance goals for such performance period have been met. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of Performance Shares or Performance Share Units to a Covered Employee, notwithstanding the achievement of a specified performance condition, but may not increase the amount of payment with respect to such an Award. An Award of Performance Shares or Performance Share Units to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of employment prior to the end of the performance period for any reason, such Award will be payable only (A) if the applicable performance conditions are achieved and (B) to the extent, if any, as the Committee shall determine.
9	STOCK APPRECIATION RIGHTS. Stock Appreciation Rights (“SARs”) may be granted either alone or in connection with a Stock Option, as the Committee determines and as reflected in the Award Agreement pursuant to which such SAR is granted. A SAR granted in connection with an incentive stock option may be granted only when the incentive stock option is granted. A SAR granted in connection with a nonstatutory stock option may be granted either when the related nonstatutory stock option is granted or at any time thereafter, including, in the case of any nonstatutory stock option resulting from the conversion of an incentive stock option to a nonstatutory stock option, simultaneously with or after the conversion. A Participant electing to exercise a SAR shall deliver written notice to the Company of the election
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identifying the SAR and, if applicable, the related option with respect to which the SAR was granted to the Participant, and specifying the number of whole shares of Common Stock with respect to which the Participant is exercising the SAR. Upon exercise of the SAR, if applicable, the related option shall be deemed to be surrendered to the extent that the SAR is exercised. SARs may be exercised only (i) on a date when the Fair Market Value of a share of Common Stock exceeds the exercise price stated in the Award Agreement or, if applicable, the Award Agreement for the Stock Option related to that SAR and (ii) in compliance with any restrictions that may be set forth in the Award Agreement pursuant to which the SAR was granted. The amount payable upon exercise of a SAR may be paid by the Company in cash, or, if the Committee shall determine in its sole discretion, in shares of Common Stock (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and shares of Common Stock; provided, however, that if the SAR is granted in connection with a Stock Option, in no event shall the total number of shares of Common Stock that may be paid to a Participant pursuant to the exercise of a SAR exceed the total number of shares of Common Stock subject to the related Stock Option. A SAR shall terminate and may no longer be exercised upon the first to occur of (a) if applicable, exercise or termination of the related Stock Option or (b) any termination date specified in the Award Agreement pursuant to which the SAR is granted. In addition, the Committee may, in its sole discretion at any time before the occurrence of a Change in Control, amend, suspend or terminate any SAR theretofore granted under the Plan without the holder’s consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan. If the SAR is granted in connection with a Stock Option, the amendment, suspension or termination of any such SAR by the Committee as described in the immediately preceding sentence shall not affect the holder’s rights in any related Stock Option.
10	RESTRICTED SHARES and RESTRICTED SHARE UNITS. Restricted Shares may be granted in the form of actual shares of Common Stock or Restricted Share Units having a value equal to an identical number of shares of Common Stock. In the event that a stock certificate is issued in respect of Restricted Shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment conditions and the length of the period for vesting of Restricted Shares or Restricted Share Units shall be reflected in the Award Agreement pursuant to which such Restricted Shares or Restricted Share Units are granted. The Committee shall determine in its sole discretion whether Restricted Share Units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.
11	OTHER AWARDS. The Committee may grant types of equity-based Awards (including the grant or offer for sale of unrestricted shares of Common Stock and other performance shares) other than Stock Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares and Performance Share Units in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. The terms of such Other Awards shall be reflected in the Award Agreement pursuant to which such Other Award is granted.
12	AWARDS UNDER THE PLAN.
12.1	Award Agreements. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
12.2	Rights as a Stockholder. The Award Agreement shall specify whether (and under what circumstances) a Participant (or other person having rights pursuant to an Award) shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Award. Except as otherwise provided in Section 17, no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) on, or other events relating to, shares of Common Stock subject to an Award for which the record date is prior to the date such shares are delivered.
12.3	Required Shareholder Consent. Unless otherwise approved by the Company’s stockholders, Stock Options and SARs will not be (x) repriced (other than in accordance with the adjustment provisions of Section 17.1), (y) repurchased for cash or other consideration, or cancelled in conjunction with the grant of a new Stock Option or SAR with a lower exercise price, in each case on a date when the exercise price of such Stock Option or SAR is equal to or exceeds the Fair Market Value a share of Common Stock or (z) be subject to automatic reload provisions.
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13	CHANGE IN CONTROL.
13.1	Unless otherwise provided in an Award Agreement or the Committee determines otherwise, in the event of a Change in Control, as hereinafter defined, in which Awards are not assumed, substituted or otherwise continued, (i) the restrictions applicable to all Restricted Shares and Restricted Share Units shall lapse and such shares and share units shall be deemed fully vested, (ii) all Restricted Shares granted in the form of share units shall be paid in cash, (iii) all Performance Shares granted in the form of shares of Common Stock or Performance Share Units shall be deemed to be earned based on the level of actual performance through the date of the Change in Control with respect to all open performance periods, (iv) all Performance Shares granted in the form of share units shall be paid in cash, and (v) each Stock Option and SAR that is not exercisable in full shall be deemed fully vested. The amount of any cash payment in respect of a Restricted Share Unit or Performance Share Unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

Unless otherwise provided in the applicable Award Agreement or the Committee determines otherwise, in the event of a Change in Control in which Awards are assumed, substituted or otherwise continued, the Awards will not automatically vest upon a Change in Control, but if a Participant’s employment is terminated by the Company or any successor entity thereto without Cause or resigns for Good Reason, in each case, within two (2) years after a Change in Control, (i) the restrictions applicable to all Restricted Shares and Restricted Share Units shall lapse and such shares and share units shall be deemed fully vested, (ii) all Performance Shares granted in the form of shares of Common Stock or Performance Share Units shall be deemed to be earned based on the level of actual performance through the date of the employment termination with respect to all open performance periods, and (iii) each Stock Option and SAR that is not exercisable in full shall be deemed fully vested. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

13.2	A “Change in Control” shall mean the occurrence of any one of the following events: (i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (ii) below), (ii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b) and (c) is referred to hereunder as a “Non-Control Transaction”); or (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets. Notwithstanding the foregoing, a Change in Control of the Company shall not be
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deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
14	WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.
15	NONTRANSFERABILITY. No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any nonstatutory stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. During the lifetime of the Participant, a nonstatutory stock option shall be exercisable only by the Participant or by the immediate family member or trust to whom such Stock Option has been transferred pursuant to the immediately preceding sentence. For purposes of the Plan, (i) the term “immediate family” shall mean the Participant’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a nonstatutory stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Internal Revenue Code.
16	NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder. Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Participant shall have any interest in, or lien or prior claim upon, any property of the Company or any subsidiary by reason of that obligation.
17	ADJUSTMENT OF AND CHANGES IN COMMON STOCK.
17.1	The Committee shall adjust the number of shares of Common Stock authorized pursuant to Section 3.1 and shall adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates (including whether such Award may be terminated and settled by payment of cash) and the exercise or strike price of any Award), in such manner as it deems appropriate to prevent the enlargement or dilution of rights, or otherwise deems it appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock-split, reverse stock split, stock dividend, spin-off, split-up, combination or reclassification or exchange of the shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or any other change in corporate structure or event the Committee determines in its sole discretion affects the capitalization of the Company, including a Change in Control or any extraordinary dividend or distribution. After any adjustment made pursuant to this Section 17.1, the number of shares of Common Stock subject to each outstanding Award shall be rounded up or down to the nearest whole number, as determined by the Committee and consistent with the requirements of applicable tax law. Notwithstanding anything in the Plan to the contrary, any adjustments, modifications or changes of any kind made pursuant to this Section 17.1 shall be made in a manner compliant with Section 409A of the Internal Revenue Code (“Section 409A”).
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17.2	Except as provided in Section 3.1 or under the terms of any applicable Award Agreement, there shall be no limit on the number or the value of shares of Common Stock that may be subject to Awards to any individual under the Plan.
17.3	There shall be no limit on the amount of cash, securities (other than shares of Common Stock as provided in Section 3.1, as adjusted by 17.1) or other property that may be delivered pursuant to any Award.
18	AMENDMENT. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, and that such amendments shall be effected in a manner compliant with applicable tax law and subject to Section 23 of the Plan.
19	EFFECTIVE DATE AND TERMINATION. The CONMED Corporation 1999 Long Term Incentive Plan was originally effective as of January 1, 1999, the Amended and Restated 1999 Long Term Incentive Plan was effective as of February 24, 2009, the Amended and Restated Plan was effective as of February 29, 2012 and this Amended and Restated 2015 Long Term Incentive Plan is effective as of the Effective Date. Subject to earlier termination pursuant to Section 18 of the Plan or by the action of the Board of Directors, the Plan shall remain in effect until May 28, 2025.
20	PURCHASE FOR INVESTMENT. Each person acquiring Common Stock pursuant to any Award may be required by the Company to furnish a representation that he or she is acquiring the Common Stock so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to ensure that a resale or other disposition of the Common Stock would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.
21	AWARDS THROUGH THE ASSUMPTION OF OR IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. Awards may be granted under the Plan through the assumption of or substitution for awards held by employees of a company who become employees of the Company or any subsidiary as a result of the merger or consolidation of the employer company with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employer company, or the acquisition by the Company or any subsidiary of stock of the employer company as a result of which it becomes a subsidiary. The terms, provisions, and benefits of the assumed or substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards assumed or in substitution for which they are granted.
22	GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of New York.
23	SECTION 409A. It is the Company’s intent that the Plan and Awards granted hereunder comply with or be exempt from the requirements of Section 409A and that agreements evidencing Awards be administered and interpreted accordingly. If and to the extent that any payment or benefit under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall be made or provided on the date that is six months and one day after the date of the Participant’s separation from service (or earlier death). Any amount not paid in respect of the six-month period specified in the preceding sentence will be paid to the Participant in a lump sum on the date that is six months and one day after the Participant’s separation from service (or earlier death). Each payment made under the Plan shall be deemed to be a separate payment for purposes of Section 409A. If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and such Award is payable to a Participant
A-9

upon a Change in Control, then no payment shall be made pursuant to such Award unless such Change in Control constitutes a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A; provided that if such Change in Control does not constitute a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A, then the Award shall still fully vest upon such Change in Control, but shall be payable upon the original schedule contained in the Award. If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and such Award is payable to a Participant upon disability, then no payment shall be made pursuant to such Award unless such disability constitutes “disability” within the meaning of Section 409A; provided that if such disability does not constitute “disability” within the meaning of Section 409A, then the Award shall still fully vest upon such disability, but shall be payable upon the original schedule contained in the Award. Neither the Company nor its affiliates shall have any liability to any Participant, Participant’s spouse or other beneficiary of any Participant’s spouse or other beneficiary of any Participant or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A.
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CONMED Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

	For	Withhold
01 - Brian P. Concannon	☐	☐
02 - Charles M. Farkas	☐	☐
03 - Jo Ann Golden	☐	☐
04 - Curt R. Hartman	☐	☐
05 - Dirk M. Kuyper	☐	☐
06 - Jerome J. Lande	☐	☐
07 - Mark E. Tryniski	☐	☐

	For	Against	Abstain
2. To ratify PricewaterhouseCoopers, LLP's appointment as the Company's independent registered public accounting firm for fiscal 2015.	☐	☐	☐
3. To hold an advisory vote on named executive officer compensation.	☐	☐	☐
4. To approve the Amended and Restated 2015 Long-Term Incentive Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 3 6 5 3 3 2

022G4B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CONMED Corporation

Notice of 2015 Annual Meeting of Shareholders

525 French Road, Utica, NY
Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2015

Curt R. Hartman and Daniel S. Jonas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CONMED Corporation to be held on May 28, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all portions of items 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CONMED Corporation

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:30 a.m., Eastern Time, on May 28, 2015.

Vote by Internet

- Go to **www.investorvote.com/CNMD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Brian P. Concannon	☐	☐	02 - Charles M. Farkas	☐	☐	03 - Jo Ann Golden	☐	☐
04 - Curt R. Hartman	☐	☐	05 - Dirk M. Kuyper	☐	☐	06 - Jerome J. Lande	☐	☐
07 - Mark E. Tryniski	☐	☐						

	For	Against	Abstain
2. To ratify PricewaterhouseCoopers, LLP's appointment as the Company's independent registered public accounting firm for fiscal 2015.	☐	☐	☐
3. To hold an advisory vote on named executive officer compensation.	☐	☐	☐
4. To approve the Amended and Restated 2015 Long-Term Incentive Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

7 3 D V 2 3 6 5 3 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

022G3B

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of
CONMED Corporation Shareholders
May 28, 2015 2:30 p.m. Local Time
CONMED Corporation
525 French Road, Utica, NY

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CONMED Corporation

Notice of 2015 Annual Meeting of Shareholders

525 French Road, Utica, NY
Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2015

Curt R. Hartman and Daniel S. Jonas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CONMED Corporation to be held on May 28, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all portions of items 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

April 17, 2015

To: Recipients of Common Stock from the Company’s Retirement Savings Plan

As described in the attached materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of CONMED Corporation (the “Company”). We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company granted to you pursuant to the Retirement Savings Plan (the “Plan”) will be voted.

Enclosed with this letter is a voting instruction ballot, which will permit you to vote the shares, granted to you. The Proxy Statement and Annual Financials are available at www.edocumentview.com/CNMD. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Plan by marking, dating, signing and returning the enclosed voting instruction ballot, no later than May 18, 2015, to:

Computershare

250 Royall Street

Canton, MA 02021

Computershare will certify the totals to Fidelity Investments (“Fidelity”) for the purpose of having those shares voted by Fidelity.

We urge each of you to vote, as a means of participating in the governance of the affairs of the company. If your voting instructions for the shares held in the Plan are not received, the shares will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

**Please note that the enclosed material relates only to those shares which have been granted to you under the Retirement Savings Plan. You will receive separate voting material for shares related to other plans that are voted independently from this ballot.

Sincerely,

/s/ Heather L. Cohen

Heather L. Cohen

Secretary

April 17, 2015

To: Recipients of Common Stock from the Company’s Employee Stock Purchase Plan

As described in the attached materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of CONMED Corporation (the “Company”). We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company granted to you pursuant to the Employee Stock Purchase Plan (the “Plan”) will be voted.

Enclosed with this letter is a voting instruction ballot, which will permit you to vote the shares, granted to you. The Proxy Statement and Annual Financials are available at www.edocumentview.com/CNMD. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Plan by marking, dating, signing and returning the enclosed voting instruction ballot, no later than May 18, 2015, to:

Computershare

250 Royall Street

Canton, MA 02021

Computershare will certify the totals to Solium Capital (“Solium”) for the purpose of having those shares voted by Solium.

We urge each of you to vote, as a means of participating in the governance of the affairs of the company. If your voting instructions for the shares held in the Plan are not received, the shares will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

**Please note that the enclosed material relates only to those shares which have been granted to you under the Employee Stock Purchase Plan. You will receive separate voting material for shares related to other plans that are voted independently from this ballot.

Sincerely,

/s/ Heather L. Cohen

Heather L. Cohen

Secretary